As filed with the Securities and Exchange Commission
                         on November 25, 1997
                                                 Registration No. 333-
---------------------------------------------------------------------------


                      Securities and Exchange Commission
                            Washington, D.C. 20549

                            ---------------------


                                   Form S-3
                 REGISTRATION STATEMENT UNDER THE SECURITIES
                                 ACT OF 1933

                            ---------------------

                    GS Mortgage Securities Corporation II
                                   (Seller)
       (Exact name of registrant as specified in governing instruments)

                               85 Broad Street
                           New York, New York 10004
                               (212) 902-1000
            (Address, including zip code, and telephone number,
              including area code, of registrant's principal
                              executive offices)

                            Marvin J. Kabatznick
        Delaware               85 Broad Street              22-3442024
   ------------------      New York, New York 10004    ---------------------
        State or                (212) 902-1000           I.R.S. Employer
   other jurisdiction     (Name, address, including    Identification Number
    of incorporation       zip code, and telephone
                         number, including area code,
                            of agent for service)

                            ---------------------

                                  Copies to:
                           Andrea G. Podolsky, Esq.
                      Cleary, Gottlieb, Steen & Hamilton
                              One Liberty Plaza
                              New York, NY 10006

                            ---------------------

      Approximate date of commencement of proposed sale to the public:
      From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

                                              Proposed
Title of                        Proposed      maximum
Securities     Amount            maximum      aggregate       Amount of
to be          to be          offering price  offering        registration
registered     registered(1)   per unit(2)    price(2)        fee(3)
------------   -------------   -------------  -------------   ------------
Mortgage and
Asset-Backed
Securities     $1,000,000          100%      $1,000,000          $304


(1) This Registration Statement also relates to certain market-making transactions that may be made by Goldman, Sachs & Co., an affiliate of the Registrant.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(3) Of such amount, $[*] was paid upon the initial filing of this Registration Statement. No additional registration fee in connection with $[*] aggregate principal amount of Mortgage and Asset-Backed Securities shall be paid by the Registrant as such fee was paid in connection with Registration Statements No. 33-99774 and No. 333-27083.

----------
*    To be completed by amendment.
---------------------------------------------------------------------------



      Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and also relates to the Mortgage and Asset-Backed Securities registered pursuant to the Registrant's Registration Statements No. 33-99774 and No. 333-27083 on Form S-3. In the event any of such previously registered Mortgage and Asset-Backed Securities are offered prior to the effective date of this Registration Statement, they will not be included in any prospectus hereunder.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               Explanatory Note

      This Registration Statement contains a Prospectus relating to the sale of $1,000,000 aggregate principal amount of Mortgage and Asset-Backed Securities (the "Offered Certificates") of GS Mortgage Securities Corporation II, together with separate Prospectus pages relating to certain market-making transactions that may occur thereafter. The complete Prospectus for the initial sale of the Offered Certificates follows immediately after this Explanatory Note. Following the complete Prospectus are certain pages of a second Prospectus relating to such market-making transactions, which include an alternate cover page and an alternate "Plan of Distribution" section. All other pages of the Prospectus are to be used in the second Prospectus relating to such market-making transactions.

                       CROSS REFERENCE SHEET FURNISHED
                           PURSUANT TO RULE 404(a)


           Items and                Location in              Location in
      Caption in Form S-3            Prospectus          Prospectus Supplement
      -------------------            ----------          ---------------------
1.  Forepart of Registration  Forepart of Registration   Outside Front Cover
    Statement and Outside     Statement; Outside Front   Page
    Front Cover Page of       Cover Page
    Prospectus

2.  Inside Front and Outside  Inside Front Cover Page    Inside Front Cover
    Back Cover Pages of                                  Page; Outside Back
    Prospectus                                           Cover Page

3.  Summary Information,      Inside Front Cover Page;   Summary of Terms; Risk
    Risk Factors and Ratio    Risk Factors               Factors
    of Earnings to Fixed
    Charges

4.  Use of Proceeds           Use of Proceeds            Summary of Terms; Use
                                                         of Proceeds

5.  Determination of                 *                          *
    Offering Price

6.  Dilution                         *                          *

7.  Selling Security                 *                          *
    Holders

8.  Plan of Distribution      Plan of Distribution       Plan of Distribution

9.  Description of            Outside Front Cover Page;  Outside Front Cover
    Securities to be          Description of the         Page; Description of
    Registered                Certificates; The          the Certificates;
                              Mortgage Pools; Certain    Yield, Prepayment and
                              Legal Aspects of the       Maturity Consider-
                              Mortgage Loans; Federal    ation; Ratings
                              Income Tax Consequences

10. Interests of Named               *                         *
    Experts and Counsel

11. Material Changes                 *                         *

12. Incorporation of          Inside Front Cover Page          *
    Certain Information
    by Reference

13. Disclosure of             The Seller                       *
    Commission Position
    on Indemnification for
    Securities Act
    Liabilities

----------------------
*  Answer negative or item inapplicable

**********************************************************************
*  Information contained herein is subject to completion or          *
*  amendment. A registration statement relating to these securities  *
*  has been filed with the Securities and Exchange Commission. These *
*  securities may not be sold nor may offers to buy be accepted      *
*  prior to the time the registration statement becomes effective.   *
*  This prospectus shall not constitute an offer to sell or the      *
*  soliciation of an offer to buy nor shall there be any sale of     *
*  these securities in any State in which such offer, solicitation   *
*  or sale would be unlawful prior to registration or qualification  *
*  under the securities laws of any such State.                      *
**********************************************************************


    PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 1997

                      SUBJECT TO COMPLETION

      PROSPECTUS SUPPLEMENT* TO PROSPECTUS DATED ________ __, 199_

                 GS MORTGAGE SECURITIES CORPORATION II,
                               as Seller

                          -------------------,

                           as Master Servicer

                         ---------------------,

                          as Special Servicer

             Commercial Mortgage Pass-Through Certificates,

                            Series 199__-__

 $ _______ Class __ Certificates       [$ _______ Class IO Certificates
                                        (Notional Amount)]
 $ _________ Class __ Certificates      $ _________ Class R Certificates
[$_________ Class PO Certificates]      $ _________ Class LR Certificates

                          --------------------

      The Commercial Mortgage Pass-Through Certificates, Series 199_-_ (collectively, the "Certificates"), will consist of ________ Classes: the Class ___, Class ___, Class ___, Class ___, [Class IO,] [Class PO,] Class LR and Class R Certificates. Only the Class ___, Class ___, [Class IO,] [Class PO,] Class R and Class LR Certificates (the "Offered Certificates") are offered hereby.

                                                (Continued on next page)


THE CERTIFICATES REPRESENT BENEFICIAL OWNERSHIP INTERESTS SOLELY IN THE ASSETS OF THE TRUST FUND AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER OR ANY OTHER PERSON. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR
                              ANY INSURER.

                    --------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ---------------------------------

      The Offered Certificates will be purchased from the Seller by Goldman, Sachs & Co. (the "Underwriters") on the date on which the Certificates are initially issued, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be approximately $________________ plus accrued interest on the interest-bearing Classes of Offered Certificates from __________ __, 199_. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "PLAN OF DISTRIBUTION" herein.

      The Offered Certificates are offered by the Underwriters, as specified herein subject to receipt and acceptance by the Underwriters and subject to the Underwriters' right to reject any order in whole or in part. It is expected that the Class R and Class LR Certificates will be ready for delivery in definitive, fully-registered form at the offices of the Underwriters, New York, New York, on or about _______________ __, 199_. It is expected that the Offered Certificates other than the Class R and Class LR Certificates will be ready for delivery through the facilities of The Depository Trust Company on or about _______________ __, 199_.

                          Goldman, Sachs & Co.

                   ---------------------------------

    The date of this Prospectus Supplement is ____________ __,
199_.

*This form of Prospectus Supplement contemplates a two-tier REMIC structure, but a single-tier REMIC or a non-REMIC financial asset securitization investment trust ("FASIT") or a non-REMIC grantor trust structure may be used instead for a particular series of certificates. Moreover, a "Funding Note" structure may be used for a particular series of certificates. Forms of credit enhancement in addition to those reflected in this form of Prospectus Supplement, including but not limited to reserve funds or insurance, may be used in connection with a particular transaction. Finally, although this form of Prospectus Supplement contemplates servicing of certain mortgage loans by a Special Servicer, a particular series of certificates may not include servicing by a Special Servicer. Appropriate modifications will be made to this form of Prospectus Supplement to reflect any of the aforementioned supplementary or alternative features as well as to reflect the specific characteristics of a particular series of certificates.

      The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") established by the Seller, the assets of which consist primarily of a pool of [fixed-rate, step rate and rate reset mortgage loans, including loans that pay interest only until maturity for a specified period, balloon payment loans and fully amortizing loans] secured by mortgages on commercial and multifamily real properties (the "Mortgage Loans") and certain other properties held in trust for the benefit of the Certificateholders. The Mortgage Loans were originated by [________________________________] (the
"Originator"), and will be acquired by the Seller from [the Originator] and transferred by the Seller to the Trust Fund pursuant to a Pooling and Servicing Agreement in exchange for the Certificates. The Mortgage Loans are more fully described under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein.

      The Certificate Principal Amounts and Notional Amounts of the Offered Certificates set forth above are subject to permitted variances of plus or minus 5%. Interest at the rates set forth herein, as applicable, and principal in the amounts set forth herein, as applicable, will be distributed to the holders of the Certificates on the [15]th day of each month (or, if such day is not a business day, on the following business day), commencing in __________ 19__ (each, a "Distribution Date").

[DESCRIPTION OF SUBORDINATION OF CLASSES, IF APPLICABLE.]

      THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE
THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE
S-15 HEREIN.

      THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES ALSO WILL BE AFFECTED BY ANY EXTENSION OF THE SCHEDULED MATURITY DATES OF THE MORTGAGE LOANS AS A RESULT OF MODIFICATIONS OF THE MORTGAGE LOANS BY THE MASTER SERVICER OR THE SPECIAL SERVICER. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

    -   SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS
        OF [THE CLASS PO CERTIFICATES AND OTHER] CLASSES
        PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS.

    -   FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE
        YIELDS OF [THE CLASS IO CERTIFICATES AND OTHER]
        CLASSES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL
        AMOUNTS.

   [-   LOW LEVELS OF [APPLICABLE INDEX] CAN REDUCE THE YIELD
        OF ANY FLOATING RATE CLASS.]

SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS
AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS" HEREIN FOR A DISCUSSION OF CERTAIN SIGNIFICANT
MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES.

      [DESCRIPTION OF ALLOCATION OF LOSSES AMONG CLASSES, IF
APPLICABLE.] [SEE "DESCRIPTION OF THE CERTIFICATES
--DISTRIBUTIONS -- ALLOCATION AMONG CLASSES" HEREIN.]

      THERE CURRENTLY IS NO MARKET FOR THE OFFERED CERTIFICATES. THE UNDERWRITERS EXPECT TO MAKE A SECONDARY MARKET IN THE OFFERED CERTIFICATES, BUT HAVE NO OBLIGATION TO DO SO. THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL DEVELOP, OR IF IT DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES.

      As described herein, an election will be made to treat the Trust Fund as consisting of two separate "real estate mortgage investment conduits" (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). As more fully described herein and in the Prospectus, the Class ___, Class ___, Class ___ [, Class PO] and [Class IO] Certificates will constitute the "regular interests" in the Upper-Tier REMIC and the interests represented by the Class LR Certificates and Class R Certificates will be designated as the "residual interest" in the Lower-Tier REMIC and Upper-Tier REMIC, respectively. The Class LR and Class R Certificates are referred to collectively herein as the "Residual Certificates". See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

      The Final Scheduled Distribution Date for the Certificates is ____________ __, 20__.

      It is expected that the Class ___ Certificates will be rated at least __ by _________________________ ("__________")
[and ___ by [________________ ("__________")] and that the Class
_ Certificates will be rated at least __ by __________ [and ___ by __________]. It is a condition to the issuance of the Offered Certificates that the Class __ Certificates be rated __ by __________ [and ___ by __________]. The ratings of __________ and
__________ will not address the likelihood of receipt of Prepayment Premiums or the rate of prepayments.

THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SELLER FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED _____________ __, 199_, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                ---------------------------------

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                ---------------------------------

                              SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus.
Capitalized terms used in this Prospectus Supplement and not defined herein have the meanings ascribed to them in the Prospectus.


Title Of
 Securities.....  The Commercial Mortgage Pass-Through Certificates,
                  Series 199_-_ (the "Certificates") will evidence, in the aggregate, beneficial ownership of 100% of the Trust Fund. The Certificates will consist of ________ classes (each, a "Class"): the Class ___, Class ___, Class ___, Class ___, [Class PO,] [Class IO] and Class LR and Class R Certificates.

Offered
 Certificates....  $______________ Class ___ Certificates

                   $______________ Class ___ Certificates

                  [$______________ Class PO Certificates]

                  [$______________ Class IO Certificates [(Notional
                          Amount)]]

                   $______________ Class R Certificates

                   $______________ Class LR Certificates

                   The Certificate Principal Amounts [and Notional Amount] set forth above are subject to permitted variances of plus or minus 5%.

Seller...........  GS MORTGAGE SECURITIES CORPORATION II.  See "The Seller"
                   in the Prospectus.

Master Servicer..  ___________.  See "SERVICING OF THE MORTGAGE LOANS -- The
                   Master Servicer" and "-- Servicing Compensation and Payment of Expenses" herein and "SERVICING OF THE MORTGAGE LOANS" in the Prospectus.

Special
 Servicer........  ___________.  See "SERVICING OF THE MORTGAGE LOANS -- The
                   Special Servicer" and "-- Servicing Compensation and Payment of Expenses" herein and "SERVICING OF THE MORTGAGE LOANS" in the Prospectus.

Trustee..........  ___________,  a [national banking association.]  See "THE
                   AGREEMENT - The Trustee" herein.

Originator.......  ___________.  See "THE ORIGINATOR" herein.

Agreement........  The Pooling and Servicing Agreement, dated as of
                   __________ [1], 199_, among the Seller, the Master Servicer, the Special Servicer and the Trustee.

Cut-Off Date.....  __________ [1], 199_.

Closing Date.....  On or about __________ __, 199_.

The Trust Fund...  The Certificates evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the primary assets of which will consist of a pool (the "Mortgage Pool") of [fixed-rate, step rate and rate reset mortgage loans, including loans that pay interest only until maturity or for a specified period, amortizing balloon payment loans and fully-amortizing loans], secured by commercial and multifamily real properties (the "Mortgage Loans") with an aggregate outstanding principal balance as of the Cut-Off Date of approximately $__________. The Trust Fund also will contain any property which secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and certain other related property, as more fully described herein and in the Prospectus.

Distribution
 Date............  The date on which distributions in respect of interest and principal will be made on the Certificates will be the [15]th day of each month or, if such day is not a Business Day, the next succeeding Business Day. See "DESCRIPTION OF THE CERTIFICATES -- Example of Distributions" herein for an illustration of the timing and manner of distributions.

Determination
 Date............  The [fifth] day of each month, or if such day is not a
                   Business Day, the preceding Business Day. See "DESCRIPTION OF THE CERTIFICATES -- Example of Distributions" herein for an illustration of the timing and manner of distributions.

Prepayment
 Period..........  With respect to any Distribution Date other than the first
                   Distribution Date, the period commencing on the day immediately following the second preceding Determination Date and ending on the Determination Date in the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Prepayment Period will be __________ __, 19__ through __________ __, 19__. See
                   "DESCRIPTION OF THE CERTIFICATES -- Example of Distributions" herein for an illustration of the timing and manner of distributions.

Due Period.......  With respect to any Distribution Date other than the first
                   Distribution Date, the period commencing on the [second] day of the calendar month preceding such Distribution
                   Date and ending on the [first] day of the calendar month in which such Distribution Date occurs. In the case of the first Distribution Date, the Due Period will be _________ [2], 19__ through ___________ [1], 19__. See
                   "DESCRIPTION OF THE CERTIFICATES -- Example of Distributions" herein for an illustration of the timing and manner of distributions.

Available
 Distribution
 Amount..........  On each Distribution Date, distributions in respect of interest and/or principal will be made to the holders of each Class of Certificates in an aggregate amount equal to, and to the extent of, the Available Distribution Amount for such Distribution Date, in the order of priority described below. The Available Distribution Amount (as more specifically defined in "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Available Distribution Amount" herein) consists generally of
                   (i) payments (including payments of principal and interest) received in respect of the Mortgage Loans and deposited by the Master Servicer in the Lower-Tier Collection Account during the Due Period or Prepayment

                   Period (as applicable) for such Distribution Date (including proceeds realized by the Special Servicer from the operation and/or sale of any REO Property in excess of the expenses of the operation and/or sale thereof), net of
                   (a) expenses permitted to be paid by the Master Servicer from the Lower-Tier Collection Account, including reimbursement of Advances made by the Master Servicer (together with all accrued and unpaid interest thereon) from cash received in respect of the related Mortgage Loan or property, to the extent permitted, and any applicable servicing fees, and (b) any Amounts Held For Future Distribution and (ii) proceeds of P&I Advances and Late Remittance Advances made by the Master Servicer to cover shortfalls in Monthly Payments of principal and interest due (or, in the case of delinquent Balloon Payments, deemed due) which are not made on a timely basis by the related Borrowers or which are not otherwise remitted on a timely basis by the Special Servicer or a subservicer to the Master Servicer.

Distributions
 of Interest ....  Each Class of Certificates [(other than the Class PO
                   Certificates)] will accrue interest for each Interest Accrual Period on the Certificate Principal Amount [or Notional Amount] of such Class (after giving effect to any distributions in reduction of Certificate Principal Amount, [reductions in Notional Amount,] [and additions of Certificate Negative Amortization] made on any previous Distribution Date as if such reductions and additions occurred at the beginning of the applicable Interest Accrual Period) at the applicable Pass-Through Rate therefor.

                   On each Distribution Date, to the extent the Available Distribution Amount on such Distribution Date distributed in accordance with the priorities described below is sufficient therefor, distributions in respect of interest will be made to holders of each Class of Certificates [(other than the Class PO Certificates)] in an amount equal to the Class Interest Distribution Amount for such Class on such Distribution Date. The Class Interest Distribution Amount for any Class on any Distribution Date represents the amount payable in respect of interest on such date to such Class. As more fully described below, such amount may be less than one month's accrued interest in respect of such Class. The Class Interest Distribution Amount on any Distribution Date for each of the Class ___, Class ___, [Class IO,] Class LR and Class R Certificates generally will be equal to the amount of interest accrued for the applicable Interest Accrual Period on the aggregate Certificate Principal Amount of such Class (after giving effect to any distributions in reduction of Certificate Principal Amount [or Notional Amount], any Certificate Writeoffs (as defined herein) [and any additions to Certificate Principal Amount in respect of Certificate Negative Amortization] made on the previous Distribution Date as if such reductions or additions, as applicable, occurred at the beginning of the applicable Interest Accrual Period).

                   As used herein, the "Interest Accrual Period" for any Distribution Date means the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

                   [Description of any special provisions for calculating Class Interest Distribution Amounts.]

                   The Class Interest Distribution Amount to which any Class of Certificates is otherwise entitled on any Distribution Date will be reduced by:

                   [(i) the amount, if any, of Certificate Negative Amortization allocable to such Class on such Distribution Date [(in the case of each Class other than the Class PO
                   Certificates)] and]

                   (ii) to the extent any Excess Prepayment Interest Shortfall is not fully offset by Prepayment Premiums, the amount, if any, of such Excess Prepayment Interest Shortfall allocable to such Class [(in the case of each Class other than the Class PO Certificates)].

                   The allocation of any [Certificate Negative Amortization and] any Excess Prepayment Interest Shortfall to the particular Classes of Certificates referred to above will be made in proportion to the Class Interest Distribution Amount that otherwise would be payable to such Classes. [The amount of any Certificate Negative Amortization allocated to a Class of Certificates will be added to the Certificate Principal Amount thereof.] [Under the Agreement, neither the Master Servicer nor the Special Servicer has any obligation to cover the amount of any Excess Prepayment Interest Shortfall by reducing the servicing fee payable to it or otherwise providing for reimbursement to the Trust Fund therefor.]

                   [The Class PO Certificates (the "Class PO Certificates") will receive no distributions in respect of interest.]

                   See "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein.

Pass-Through
 Rates for
 the Offered
 Certificates....  Class ___: a [fixed] [variable] Pass-Through Rate [of
                              ____% per annum] [determined as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein].

                   Class ___: a [fixed] [variable] Pass-Through Rate [of
                               ____% per annum] [determined as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein].

                  [Class IO:  a [fixed] [variable] Pass-Through Rate [of
                              ____% per annum] [determined as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein].]

                   Class R: a [fixed] [variable] Pass-Through Rate [of ____% per annum] [determined as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein].

                   Class LR:  a [fixed] [variable] Pass-Through Rate of
                              ____% per annum] [determined as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein].

Distributions of
 Principal.......  On each Distribution Date, to the extent the Available
                   Distribution Amount on such Distribution Date distributed in accordance with the priorities described below is sufficient therefor, distributions in respect of principal will be made (i) on the Class ___, Class ___ and [Class PO] Certificates, in an aggregate amount equal to the Optimal Mortgage Loan Principal for such Distribution Date. Such distributions in respect of principal will be made on each Distribution Date in the order of priority described below, and, to the extent made in respect of any Class, will reduce the aggregate Certificate Principal Amount of such Class.

                   In general, the Optimal Mortgage Loan Principal (as more specifically defined under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributions in Respect of Certificate Principal Amount" herein ) for any Distribution Date will equal the sum (without duplication) of (i) the principal component of all Monthly Payments due (or, in the case of delinquent Balloon Payments, deemed due) during the related Due Period, regardless of whether such Monthly Payments are received, (ii) the principal component of all Balloon Payments and Principal Prepayments (including all recoveries and Insurance Proceeds from any REO Mortgage Loans and related REO Properties and the proceeds from the sale of any Defaulted Mortgage Loan) actually received by the Master Servicer during the related Prepayment Period and (iii) the Optimal Mortgage Loan Principal Shortfall, if any, for such Distribution Date.

                   The Certificate Principal Amounts of the Certificates and any outstanding Class Unpaid Interest Shortfalls will be subject to writeoff on any Distribution Date without distribution (a "Certificate Writeoff") in the amount by which (i) the sum of (a) the aggregate outstanding Certificate Principal Amount of the Certificates on such Distribution Date (without regard to any writeoff on such Distribution Date, but after giving effect to any distributions in reduction of Certificate Principal Amount on such Distribution Date [and any additions to Certificate Principal Amount on account of any Certificate Negative Amortization] plus (b) the aggregate amount of Advances together with accrued interest thereon plus (c) the aggregate outstanding Class Unpaid Interest Shortfall for such Distribution Date exceeds (ii) ___ of the aggregate outstanding unpaid principal balance of all of the Mortgage Loans (including REO Mortgage Loans) plus accrued and unpaid interest thereon as of the preceding Determination Date. [Description of application of Certificate Writeoff.]

                   See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributions in Respect of Certificate Principal Amount" and "-- Distributions of Interest" herein.

Priorities of
 Distribution....  On each Distribution Date, the Available Distribution
                   Amount will be distributed, in general, in the following order of priority:

                   [Description of the allocation of principal among Classes.]

                   In the event that funds are not available to pay amounts due with respect to each Class identified in any given priority described above, shortfalls generally will be allocated within such priority pro rata based on the amount then distributable to each such Class under such priority.

                   See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Allocation Among Classes" herein.

Class LR
 and Class R
 Certificates....  The Class LR and Class R Certificates (together, the
                   "Residual Certificates") will be entitled to receive distributions in respect of interest and principal on each Distribution Date in accordance with the priorities described above to the extent the Available Distribution Amount for such Distribution Date is sufficient therefor. As described above, the Class R Certificates will be entitled to receive distributions on any Distribution Date after the Certificate Principal Amount [or Notional Amount, as applicable,] of each Class of Certificates has been reduced to zero, but then only to the extent of remaining assets in the Upper-Tier REMIC, if any. It is not anticipated, however, that any material distributions will be made on the Class R Certificates other than distributions in respect of interest and distributions in reduction of the Certificate Principal Amount thereof.
                   The Class LR Certificates also will be entitled to receive distributions on any Distribution Date after the Certificate Principal Amount [or Notional Amount, as applicable,] of each Class of Certificates has been reduced to zero, but then only to the extent of remaining assets in the Lower-Tier REMIC, if any. It is not anticipated, however, that any material distributions will be made on the Class LR Certificates other than distributions in respect of interest and distributions in reduction of the Certificate Principal Amount thereof.
                   See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Class R Certificates" and "-- Class LR Certificates" herein.

Mortgage Loans...  The Mortgage Pool will consist of approximately ___
                   Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date (the "Initial Pool Balance") of approximately $__________ that were originated by the Originator. The Mortgage Loans were originated during the years 19__ through 19__. The Mortgage Loans are secured by first liens on fee simple or leasehold interests in [office, industrial, retail, hotel and certain other types of] commercial properties and multifamily residential properties located in __ states [and the District of Columbia]. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein.

                   THE MORTGAGE LOANS ARE NOT INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE MORTGAGE OR OTHER INSURER OR GUARANTOR.

                   Approximately ___% and ___% of the Mortgage Loans by Initial Pool Balance are secured by liens on Mortgaged Properties located in ____________ and ____________, respectively. The remaining Mortgaged Properties are located in __ other states [and the District of Columbia] and, in the case of each such jurisdiction, such Mortgaged Properties secure Mortgage Loans that do not constitute as of the Cut-Off Date more than ____% of the Initial Pool Balance.

                   The Mortgage Loans accrue interest in one of [three] different ways. [Approximately ___% of the Mortgage Loans by Initial Pool Balance bear interest at a fixed per annum rate that remains constant for the remaining life of the Mortgage Loan. Approximately ___% of the Mortgage Loans by Initial Pool Balance (the "Step Rate Loans") bear interest at a fixed rate subject to increase (a "step up") or decrease (a "step down") to a new fixed rate on specified dates. Approximately ___% of the Loans by Initial Pool Balance (the "Rate Reset Loans"), bear interest at a fixed rate that is subject to a one-time reset based upon a specified index as of specified dates falling on or before the date of reset.]

                   The per annum rate at which interest accrues on each Mortgage Loan is referred to herein as the "Mortgage Interest Rate". The "Net Mortgage Interest Rate" of a Mortgage Loan is the Mortgage Interest Rate for such loan minus the [highest] Servicing Fee Rate. See "SERVICING OF THE MORTGAGE LOANS -- Servicing Compensation and Payment of Expenses" herein.

                   All of the Mortgage Loans provide for monthly payments of interest. [Approximately ____% of the Mortgage Loans by Initial Pool Balance provide for monthly payments of interest at a rate (a "Payment Rate") less than the respective Mortgage Interest Rate for some portion of the loan term. The terms of such a Mortgage Loan (a "Negatively Amortizing Loan") provide that its principal balance is increased periodically by an amount reflecting the difference between the Payment Rate and the Mortgage Interest Rate or that such difference is treated as accrued interest which in turn bears interest.]

                   As of the Cut-Off Date, approximately ___% of the Mortgage Loans by Initial Pool Balance are Mortgage Loans that provide for payments of principal and interest based on an amortization schedule that extends beyond the maturity date of the Mortgage Loan ("Amortizing Balloon Loans"). Approximately ___% of the Mortgage Loans by Initial Pool Balance are Mortgage Loans that provide for payments of interest only over the remaining term of the Mortgage Loan and the payment of the entire principal amount of the Mortgage Loan at maturity ("Interest-Only Loans"). Approximately ___% of the Mortgage Loans by Initial Pool Balance are Mortgage Loans that provide for payments of interest only over a specified portion of the remaining term and thereafter payments of principal and interest based on an amortization schedule that extends beyond the maturity date of the Mortgage Loan ("Interest-Only/Amortizing Balloon Loans"). As indicated above, approximately ____% of the Mortgage Loans by Initial Pool Balance are Negatively Amortizing Loans. The remaining

                   Mortgage Loans, which represent approximately ____% of the Initial Pool Balance, are loans that are fully amortizing over their remaining term to maturity ("Fully Amortizing Loans"). All of the Mortgage Loans except Fully Amortizing Loans have substantial principal balances ("Balloon Payments") due at their respective stated maturities.

                   As of the Cut-Off Date, approximately ___% of the Mortgage Loans by Initial Pool Balance constitute Modified Loans, which are Mortgage Loans that were modified subsequent to their original funding dates to reflect changes in payment terms and/or extensions of maturity (including modifications as a result of actual or anticipated delinquencies or the Borrower's inability to make balloon payments at maturity) or were made to increase or refinance prior loans made by the Seller. See "RISK FACTORS -- Balloon Payments at Maturity and Extension of Maturity; Modified Loans" herein. Since the later of __________ __, 19__ and their respective dates of modification, none of the scheduled payments of principal and/or interest on such Mortgage Loans have been, as of the last day of any calendar quarter, past due for a period of more than __ days (without regard to notice and grace periods).

                   Additional characteristics of the Mortgage Loans as of the Cut-Off Date are described under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein.

Representations
 and
 Warranties......  The Originator has made certain representations and warranties with respect to the Mortgage Loans, including limited representations and warranties regarding environmental matters affecting the Mortgaged Properties, and such representations and warranties will be assigned to the Trustee (see Annex B to this Prospectus Supplement, "THE AGREEMENT -- Representations and Warranties" and "RISK FACTORS -- Environmental Law Considerations" herein).

Master Servicing
 Fee.............  As compensation for servicing the Mortgage Loans, the
                   Master Servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") with respect to each Mortgage Loan equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan. The "Servicing Fee Rate" will be ____% per annum with respect to each Mortgage Loan other than a Specially Serviced Mortgage Loan and ____% per annum with respect to each Specially Serviced Mortgage Loan. The Master Servicer will be responsible for paying, out of the Servicing Fee, certain ongoing expenses associated with the Mortgage Loans and incurred by it in connection with its responsibilities under the Agreement, including the annual fees and expenses of the Trustee and the Basic Fee (as defined below) of the Special Servicer.

Special Servicing
 Fee.............  The Special Servicer will be entitled to receive each month a servicing fee (the "Basic Fee") equal to one-twelfth of ____% per annum of the Scheduled Principal Balance of each Mortgage Loan, payable by the Master

                   Servicer, as compensation for acting as special servicer of the Mortgage Loans. In addition, the Special Servicer will be entitled to receive, with respect to any Due Period, a supplemental fee (the "Supplemental Special Servicing
                   Fee") equal to the excess, if any, of (i) one-twelfth of ____% per annum of the Scheduled Principal Balance of each Specially Serviced Mortgage Loan over (ii) the Basic Fee payable for such Due Period, such Supplemental Special Servicing Fee to be an obligation of the Trust Fund and payable from the Lower-Tier Collection Account or the applicable REO Account. The Special Servicer also will be entitled to a fee (the "Workout Fee") equal to ____% of the net collections and net proceeds received with respect to each Mortgage Loan as to which it is acting or at any time acted as Special Servicer. Notwithstanding the foregoing, the Workout Fee with respect to any net Liquidation Proceeds received in connection with a sale of REO Property or upon a Final Recovery Determination for any Mortgage Loan will equal the product of (a) ____% times
                   (b) a fraction the numerator of which is equal to the net Liquidation Proceeds received (after payment of all other fees and expenses in respect thereto) and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan and accrued and unpaid interest thereon times (c) the net Liquidation Proceeds. The Workout Fee also will be an obligation of the Trust Fund.

Master Servicer
 Advances .......  The Master Servicer will be obligated, on the terms set forth in the Agreement, to make cash advances ("P&I Advances") with respect to Delinquent Monthly Payments of principal and interest due (or Assumed Scheduled Payments deemed due) in respect of any Mortgage Loan (including any Specially Serviced Mortgage Loan), but only to the extent that, in the reasonable judgment of the Master Servicer, such P&I Advances (together with interest thereon) are ultimately recoverable from subsequent payments on, or collections in respect of, such Mortgage Loan or the related Mortgaged Property.

                   The Master Servicer also will be obligated to make cash advances ("Property Protection Advances") with respect to any Mortgaged Property that secures a Mortgage Loan to the extent necessary to pay for delinquent taxes, insurance premiums and other escrowed items, foreclosure costs and other Property Protection Expenses unless, (i) in the reasonable judgment of the Master Servicer, such Property Protection Advance (together with interest thereon) would not be recoverable from subsequent payments on, or collections in respect of, such Mortgage Loan or the related Mortgaged Property or REO Property or (ii) in the case of a proposed Property Protection Advance for Property Protection Expenses other than taxes and insurance premiums, in the reasonable judgment of the Special Servicer, the aggregate recovery from such Mortgage Loan, or the related Mortgaged Property or REO Property (net of such advance and interest thereon) would not exceed, on a present value basis, the aggregate recovery therefrom if the Property Protection Advance were not made by the Master Servicer.

                   In addition, the Master Servicer will be required to make a cash advance (a "Reimbursable Late Remittance Advance") for any scheduled Monthly Payments or Assumed Scheduled Payments that are actually paid by the related Borrower but not timely remitted to the Master Servicer by the Special Servicer or any subservicer for the Special Servicer.

                   All P&I Advances, Property Protection Advances and Reimbursable Late Remittance Advances will bear interest on the unreimbursed amount thereof for each day in a calendar month that any such Advance is outstanding at [the prime rate published in the "Money Rates" section of The Wall Street Journal on such day or, if such day is not a business day, on the preceding business day (or the average of such rates if more than one rate is published on such day).]

                   Any P&I Advance, Property Protection Advance or Reimbursable Late Remittance Advance (together with all accrued and unpaid interest thereon) in respect of any Mortgage Loan will be reimbursed, [from all cash received by the Master Servicer in respect of such Mortgage Loan (and the related Mortgaged Property or REO Property) unless the Master Servicer determines that all or part of the P&I Advances, Property Protection Advances and Reimbursable Late Remittance Advances then outstanding (together with interest thereon) will not be ultimately recoverable from amounts remaining in the Trust Fund.
                   To the extent the Master Servicer makes such a determination, such amounts will be reimbursed from the Available Distribution Amount on each Distribution Date thereafter prior to the making of any distribution in respect of any Class of Certificates.] See "SERVICING OF THE MORTGAGE LOANS -- Advances" and "DESCRIPTION OF
                   THE CERTIFICATES --Distributions -- Allocation Among Classes" herein.

Specially
 Serviced
 Mortgage Loans..  The Master Servicer will transfer servicing responsibilities with respect to Mortgage Loans meeting certain specified criteria to the Special Servicer. If any such Mortgage Loan thereafter becomes a performing Mortgage Loan for at least 90 days, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer. See "SERVICING OF THE MORTGAGE LOANS -- Specially Serviced Mortgage Loans" herein.

[Operating
 Advisor Approval
 of Special
 Servicer
 Actions........   Certain actions taken by the Special Servicer with respect to any Mortgage Loan (including specified modifications and waivers and foreclosure or sale of the Mortgage Loan or any REO Property) must be approved by the person appointed as the representative of the Holders of the Class of Certificates that is the Controlling Class at that time (the "Operating Advisor"). The "Controlling
                   Class" of Certificates initially will be the Class ___
                   Certificates and may thereafter become the Class ___
                   Certificates and the Class ___ Certificates, in that order, if significant losses are incurred in respect of the Mortgage Loans. See "SERVICING OF THE MORTGAGE
                   LOANS -- Representative of the Controlling Class" herein.]

Record Date......  In the case of all Certificates, the Record Date for each
                   Distribution Date will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Denominations of
 Certificates....  The Class ___ and Class ___ Certificates will be issued in registered form in minimum denominations of $________ initial Certificate Principal Amount and in integral multiples of $________ in excess thereof; the Class LR and Class R Certificates will be issued in registered form in minimum denominations of $________ initial Certificate Principal Amount[; [the Class PO Certificates will be issued in registered form in minimum denominations of $________ initial Certificate Principal Amount] [and the Class IO Certificates will be issued in registered form in minimum denominations of $________ initial Notional Amount and in integral multiples of $__ in excess thereof].

Optional
 Termination.....  The assets of the Trust Fund may be purchased by the
                   Master Servicer, the Special Servicer (if it is then servicing all Mortgage Loans remaining in the Trust Fund) or the owners of the Class LR or Class R Certificates when the aggregate Certificate Principal Amount of the Certificates is less than ___ of the initial aggregate Certificate Principal Amount thereof. Any such sale will effect a termination of the Trust Fund and an early retirement of the Certificates. See "THE AGREEMENT -- Optional Termination" herein.

Final Scheduled
 Distribution
 Date............  ________ __, 20__.  Scheduled Monthly Payments and Balloon
                   Payments (if paid when due) on the Mortgage Loans will be sufficient to distribute interest on each Class of Certificates entitled thereto on each Distribution Date equal to their respective Class Interest Distribution Amounts and to reduce the outstanding Certificate Principal Amounts of the Class ___, Class ___, Class ___, Class ___, [Class PO,] Class R, and Class LR Certificates to zero not later than the Final Scheduled Distribution Date (which is the date ____ months after the maturity date of the Mortgage Loan in the Mortgage Pool as of the Cut-Off Date that is the latest to mature of all the Mortgage Loans), determined on the basis of the assumptions described herein. Because the rate of distributions in reduction of the Certificate Principal Amounts [or Notional Amounts] of the Certificates will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans and on the timing of receipt of Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans and the priority of payment among the Classes of Certificates, the actual final Distribution Date for any Class of Certificates may be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date. In addition, if payments in respect of delinquent Mortgage Loans or Liquidation Proceeds and Insurance Proceeds with respect to Mortgage Loans that are liquidated are not received on or prior to the last day of the related Due Period or Prepayment Period, as applicable, the actual final Distribution Date for any Class of Certificates may be later, and could be substantially later, than the Final Scheduled Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Final Scheduled Distribution Date" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS -- Weighted Average Lives of the Offered Certificates" herein.

[Credit
 Enhancement.....  [Add description of any form of Credit Enhancement]]

Ratings..........  It is expected that the Class ___ Certificates will be rated at least "____" by ___________________
                   ("__________") [and "____" by __________________
                   ("__________") and, together with __________,] (the
                   "Rating Agenc[y][ies]") and that the Class ___ Certificates will be rated at least "____" by __________ [and "____" by __________]. It is a condition to the issuance of the Offered Certificates that the Class _ Certificates be rated at least "____" by __________ [and "____" by __________]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors, nor does a security rating address the receipt of prepayment premiums. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

                   The Seller will request a rating of the Offered Certificates by [one or both of] the Rating Agenc[y][ies]. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request.

Federal
 Income Tax
 Consequences....  The Certificates other than the Class LR and Class R
                   Certificates (the "Regular Certificates") will be treated as regular interests in a REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The payment assumption that will be used to report the rate of accrual of any original issue discount on the Regular Certificates to holders for federal income tax purposes (and whether such original issue discount is de minimis), will be a CPR of ____% and will reflect an assumption that the maturity dates of the Mortgage Loans will be extended for _____ years (the "Payment Assumption"). No representation is made that the Mortgage Loans will prepay at such rate or at any other rate or that any Mortgage Loan will be extended for that period or any other period. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Transfer
 Restrictions
 on Residual
 Certificates....  The Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to such transfer, the proposed transferee delivers to the Trustee an affidavit certifying, among other things, that such transferee is not a "disqualified organization," within the meaning of the Code. If, notwithstanding such restrictions, a Residual Certificate is transferred to a "disqualified organization," a substantial tax may be imposed on the transferor. In the case of a transfer to or from a non-U.S. person, certain additional conditions must be satisfied prior to the transfer of a Residual Certificate. In addition to the foregoing, transfer of Residual Certificates may be disregarded with the result that the transferor will continue to be treated as the owner of the Residual Certificate. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Legal
 Investment......  The appropriate characterization of the Offered
                   Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. The Offered Certificates, other than the Class [ ], Class [ ][, and Class [ ]] Certificates, will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose investment activities are subject to review by federal, state or other regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Offered Certificates constitute legal and qualified investments for them. See "LEGAL INVESTMENT" in the Prospectus.

ERISA
 Considerations..  [THE CHARACTERISTICS OF THE OFFERED CERTIFICATES WILL NOT
                   MEET THE REQUIREMENTS OF ANY EXEMPTION FROM THE APPLICATION OF THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). ACCORDINGLY, THE OFFERED CERTIFICATES MAY NOT BE ACQUIRED BY ANY EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA OR SECTION 4975 OF THE CODE.] See "ERISA CONSIDERATIONS" herein and in the Prospectus.

                           RISK FACTORS

In addition to the factors described under the heading "RISK
FACTORS" in the Prospectus, prospective investors in the Offered
Certificates should consider the following:

Geographic Concentration.

      Significant portions of the Mortgaged Properties are located in the States of ________ and ________. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In addition, the economies of the States of ________ and ________ may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in such states. Moreover, in recent periods, several regions of the United States in which one or more of the Mortgaged Properties are located have experienced significant downturns in the market value of real estate. As a result, the extent to which the Master Servicer or Special Servicer, if any, will be able to collect or realize on the Mortgage Loans and, therefore, the amount of distributions passed through to Certificateholders, will depend significantly upon the performance of the economy in each of these states.

Balloon Payment at Maturity and Extension of Maturity; Modified Loans.

      Because approximately ____% of the Mortgage Loans by Initial Pool Balance are Balloon Loans, a Balloon Payment will be due at each of their respective maturity dates. The ability of a Borrower to pay such amount will normally depend on its ability to obtain refinancing on the Mortgage Loan or sell the Mortgaged Property, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including, without limitation, the strength of the commercial and multifamily residential real estate markets, tax laws, the financial situation and operating history of the underlying property, prevailing interest rates and general economic conditions. The Originator and the Seller are under no obligation to refinance any Mortgage Loan. Delay or default in payment of Balloon Payments will adversely affect distributions to Certificateholders.

      As of the Cut-Off Date, approximately ____% of the Mortgage Loans by Initial Pool Balance constitute Modified Loans. "Modified Loans" include any Mortgage Loan that was revised subsequent to its original funding date to reflect changes in its payment terms and/or to extend its maturity or that was made to increase or refinance a prior loan made by the Originator. Since the later of ________ __, 19__ and their respective dates of modification (ranging from ________ __, 19__ to ________ __,
19__), none of the scheduled payments of principal and/or interest on the Modified Loans have been, as of the last day of any calendar quarter, past due for a period of more than [__] days (without regard to notice and grace periods). For a description of certain characteristics of the Modified Loans, including their estimated debt service coverage ratios, see "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES -- Modified Loans" and "-- Mortgage Loan Data".

Limited Obligations.

      The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special
Servicer or any other person. The Agreement provides that the Holders of the Certificates will have no rights or remedies against the Seller for any losses or other claims in connection with the Certificates or the Mortgage Loans. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage
Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage
Loans, will be sufficient to make full and timely distributions on the Offered Certificates. All of the Mortgage Loans are "non-recourse" loans, as to which the Trustee may look only to the related Mortgaged Properties for satisfaction of amounts due under the related Mortgage Loan. Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed, in whole or in part, by the United States or any Federal or state governmental entity or by any private mortgage or other insurer.

[Representative of Controlling Class.

      Under the Agreement, the Special Servicer will have considerable flexibility to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including Balloon Payments. More specifically, subject to the approval of the Class of Certificates then having voting control with respect to certain actions proposed to be taken by the Special Servicer (the "Controlling Class") and to certain other conditions set forth in the Agreement, the Special Servicer will have the power, among other things, to forgive permanently the payment of principal or interest, or both, to lower or modify the Mortgage Interest Rate or Payment Rate or to modify the schedule of payments of principal. The representative (the "Operating Advisor") appointed by the Controlling Class (which initially will be the holders of the Class __ Certificates) will have the right to approve certain actions proposed to be taken by the Special Servicer (for example, whether to pursue foreclosure on a defaulted Mortgage Loan or a loan modification and extension). The Controlling Class may have interests in conflict with those of the Holders of the other Classes of Certificates. As a result, it is possible that the Operating Advisor appointed by the Controlling Class may direct the Special Servicer to take actions that conflict with the interests of the Holders of certain other Classes of Certificates. For example, it may be in the interest of the Controlling Class to continue workout discussions with a Borrower in order to delay the recognition of a loss in a situation in which it would be in the best interests of other Classes to pursue remedies against such Borrower. However, in no event may any direction of the Operating Advisor require the Special Servicer to act other than in accordance with the terms of the Agreement and the Mortgage Loans and the standards of care, skill, prudence and diligence generally applicable to Special Servicer actions. See "Servicing of the Mortgage Loans -- Representative of the Controlling Class."]

[Yield Considerations with respect to the Class IO Certificates and the Class PO Certificates.

      Yields on the Class IO and Class PO Certificates will be extremely sensitive to the prepayment and liquidation experience on the Mortgage Loans, and prospective investors in such Certificates should fully consider the associated risks, including the risk that such investors, in circumstances of higher than anticipated rate of principal prepayment or liquidation, could fail to fully recoup their initial investment. The yield to investors in the Class PO Certificates, which is entitled to payments of principal only, and only with respect to certain Mortgage Loans, could be adversely affected by a low rate of principal prepayments on such Mortgage Loans and by any extensions of the maturity date of a Mortgage Loan in connection with a modification of such Mortgage Loan. The yield to investors in the Class IO Certificates, which is entitled to payments of interest only, could be adversely affected by a high rate of principal prepayments on the Mortgage Loans. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.]

[Allocation of Losses.

      [Add description of allocation of losses among classes, if applicable.]]

Variability in Average Life of Offered Certificates.

      The payment experience on the Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

      Certain of the Mortgage Loans provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans prohibit prepayments of principal in whole or in part during a specified period. See the table entitled "Types of Prepayment Premiums" set forth in "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein, which sets forth the Prepayment Premiums, if any, for the Mortgage Loans. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus. The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

      The extent to which the Special Servicer forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. Because the Agreement provides that the Special Servicer is required to dispose of any REO Property that it acquires within two years of its acquisition (subject to extension under certain circumstances), if a significant number of Mortgage Loans are foreclosed upon by the Special Servicer and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of the Offered Certificates may be shortened.

      Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because a [significant] number of Mortgage Loans have Balloon Payments due at maturity and because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of these Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer is given considerable flexibility under the Agreement[, subject to approval of the Controlling Class of Certificates (see "SERVICING OF THE MORTGAGE LOANS -- Representative of the Controlling Class" herein),] to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Certificateholders are not entitled to receive distributions of Balloon Payments when due except to the extent they actually are received. Instead, if a Balloon Payment is not paid in full at maturity, Certificateholders will be entitled to receive distributions based on Assumed Scheduled Payments in respect of the related Mortgage Loan until final liquidation of such Mortgage Loan. Consequently, any defaulted Balloon Payment or modification which extends the maturity of a Mortgage Loan can be expected to extend the weighted average lives of each Class of Offered Certificates. See "SERVICING OF THE MORTGAGE LOANS -- Mortgage Loan Modifications" herein.

Early Termination.

      The Trust Fund is subject to optional termination by the Master Servicer, the Special Servicer (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or the Holders of the Class LR or Class R Certificates after the aggregate Certificate Principal Amount of the Offered Certificates is less than __% of the initial Certificate Principal Amount thereof at the Cut-Off Date. In the event of such termination, Holders of the Offered Certificates would receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.

Federal Income Tax Consequences.

      For federal income tax purposes, the Seller will cause elections to be made to treat the Trust Fund as two "real estate mortgage investment conduits" (each, a "REMIC"). The Class ___, Class ___, Class ___, Class ___, [Class PO] and [Class IO] Certificates will be designated as REMIC regular interests and the Class R Certificates and Class LR Certificates will be designated as the REMIC residual interests. As REMIC regular interests, the Certificates other than the Residual Certificates generally will be treated as debt for federal income tax purposes. Holders of such Certificates will be required to include in income all interest, including original issue discount, on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.

      The Class ___ Certificates will, and the Class ___ Certificates may, be treated for federal income tax reporting purposes as having been issued with original issue discount. A Holder must include original issue discount in income as it accrues, without regard to the timing of payments. The prepayment assumption that will be used in determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes will be a _% constant prepayment rate and a Balloon Loan extension of _ years (as discussed under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate or that the average extension of Balloon Loans will be that period or any other period.

      A holder of a Class R or Class LR Certificate will be required to include the taxable income or loss of the applicable REMIC in determining its federal taxable income. It is anticipated that all or a portion of the income derived from a Class R or Class LR Certificate will be "excess inclusion" income, which is treated as unrelated business taxable income to Certificateholders that are tax-exempt entities and is not subject to exemption from or reduction in withholding in the case of Certificateholders that are foreign persons. Holders of Class R Certificates, including thrift institutions, will not be entitled to use other deductions or losses, including net operating losses, to offset such income.

      Ownership of a Class R or Class LR Certificate by a pass-through entity could cause an annual tax to be imposed on such pass-through entity if any interest therein is held by a "disqualified organization," within the meaning of the Code, including a government entity or any other tax-exempt organization that is not subject to tax on unrelated business taxable income. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

      The Class R and Class LR Certificates may not be transferred, sold, pledged or otherwise assigned unless prior to such transfer, the proposed transferee delivers to the Trustee an affidavit certifying, among other things, that such transferee is not a "disqualified organization," within the meaning of the Code. If, notwithstanding such restrictions, a Class R or Class LR Certificate is transferred to a "disqualified organization," a substantial tax may be imposed on the transferor. In the case of a transfer to or from a non-U.S. person, certain additional conditions must be satisfied prior to the transfer of a Class R or Class LR Certificate. In addition to the foregoing, transfer of Class R and Class LR Certificates may be disregarded with the result that the transferor will continue to be treated as the owner of the Class R or Class LR Certificate. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                 DESCRIPTION OF THE MORTGAGE POOL
             AND THE UNDERLYING MORTGAGED PROPERTIES

General

      The Commercial Mortgage Pass-Through Certificates, Series 199_-__, will consist of the following _______ Classes: the Class ___, Class ___, Class ___, Class ___, [Class PO,] [Class IO,] Class R and Class LR Certificates (each such certificate, a "Certificate"). Only the Class ___, Class ___, [Class PO,] [Class IO,] Class R and Class LR (the " Offered Certificates") are offered hereby.

      The Certificates will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by GS Mortgage Securities Corporation II (the "Seller") the assets of which will consist of, among other things, approximately ____ [fixed-rate, step rate and rate reset mortgage loans, including mortgage loans that pay interest only until maturity or for a specified period, amortizing balloon payment loans and fully-amortizing loans] (the "Mortgage Loans"), secured by mortgages and deeds of trust on commercial and multifamily real properties and certain other property held in trust for the benefit of the holders of the Certificates (the "Certificateholders"). The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $________. The Mortgage Loans will have had individual principal balances at Origination of not less than $________ or more than $________.

      The description of the Mortgage Loans set forth in this Prospectus Supplement is based on the characteristics of the Mortgage Loans expected to be included in the Mortgage Pool as of the date of this Prospectus Supplement. Mortgage Loans may be removed from the Mortgage Pool prior to the date of issuance of the Certificates as a result of prepayments or delinquencies or for other reasons, and additional Mortgage Loans may be added to the Mortgage Pool. In the event that any of the characteristics of the Mortgage Loans actually included in the Trust Fund varies in any material respect from those set forth in the Prospectus Supplement, information as to such characteristics will be included in a Current Report on Form 8-K filed by the Seller with the Securities and Exchange Commission within fifteen days of the issuance of the Certificates. Unless the context otherwise requires, all percentages used herein will be based on the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

      The Mortgage Loans had the following characteristics as of the Cut-Off Date (based, in the case of any characteristic expressed as a weighted average, on the outstanding Scheduled Principal Balance of each Mortgage Loan as of the Cut-Off Date):

       (i) Mortgage Interest Rates ranging from ____% per annum to ____% per annum;

      (ii) a weighted average Mortgage Interest Rate and a weighted average Net Mortgage Interest Rate for all Mortgage Loans of ____% per annum and ____% per annum, respectively;

     (iii) Scheduled Principal Balances as of the Cut-Off Date ranging from $________ to $________;

      (iv) an average Scheduled Principal Balance as of the Cut-Off Date of $________;

       (v) remaining terms to stated maturity for all Mortgage Loans ranging from ____ months to ____ months;

      (vi) remaining terms to stated maturity for Mortgage Loans providing for Balloon Payments ranging from ____ months to ____ months and for Fully Amortizing Loans ranging from ____ months to ____ months;

     (vii) a weighted average remaining term to stated maturity of ____ months for all of the Mortgage Loans;

    (viii) a weighted average remaining term to stated maturity of ____ months for Mortgage Loans providing for Balloon Payments and ____ months for Fully Amortizing
           Loans;

      (ix) weighted average seasoning from Origination to the Cut-Off Date of ____ months;

       (x) approximately ____%, ____%, ____%, ____%, ____%, ____%
           and ____%, respectively, of the Initial Pool Balance are secured by Mortgaged Properties which are primarily office buildings, industrial buildings, multifamily residential properties, retail properties, mobile home parks, hotels and parking garages;

      (xi) all of the Mortgage Loans have Due Dates of the first day of each month, and in general, but not uniformly, the stated maturity dates of the Mortgage Loans coincide with their Due Dates; and

     (xii) debt service coverage ratios (calculated in the
           manner and subject to the assumptions described under
           "-- Mortgage Loan Data -- Debt Service Coverage
           Ratios") for the Mortgage Loans ranging from __ to __,
           with a weighted average debt service coverage ratio of
           __.

      For purposes of this Prospectus Supplement, including for purposes of showing calculations regarding the Mortgage Loans, the date of "Origination" means (i) for the Modified Loans, the effective date of the most recent modification, refinance or increase relating to such Modified Loans and (ii) for the remainder of the Mortgage Loans, the time that such Mortgage Loans were initially funded and underwritten by the Seller.

      Each Mortgage Loan included in the Trust Fund is evidenced by one or more promissory notes (each, a "Note") and is secured by a first mortgage, deed of trust or similar security instrument (in each case, a "Mortgage") on a fee simple or leasehold interest in commercial property, including multifamily residential property (each such interest or property, as the case may be, a "Mortgaged Property") located in one of ____ states [or the District of Columbia]. For purposes of this Prospectus Supplement, references to "Mortgage Loan" will include any Specially Serviced Mortgage Loan, including any REO Mortgage Loan.

      All of the Mortgage Loans were originated by the Originator and will be acquired by the Seller from [the Originator] in exchange for the Certificates. [Add description of applicable underwriting standard or standards.]

      The Mortgage Loans are not insured or guaranteed, in whole or in part, by any Federal or State governmental agency or by any private mortgage or other insurer or guarantor, and substantially all of the Mortgage Loans are "non-recourse" loans, as to which, in the event of default by the obligor (the "Borrower") on the related Note, the Trustee may look only to the related Mortgaged Properties (including any assignments of leases of the Mortgaged Properties) and any other collateral security (and not to the Borrower's other assets) for satisfaction of the amounts due on the affected Mortgage Loans. Substantially all of the non-recourse loans contain limited and customary exceptions to the non-recourse limitation, including exceptions providing recourse to the Borrower for losses suffered by the lender as a result of the Borrower's misapplication or misappropriation of rents or other income associated with the operation of the Mortgaged Property, fraud or misrepresentation by the Borrower and, for a smaller number of loans, environmental contamination of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation; Bankruptcy Laws".

      All of the Mortgage Loans on Mortgaged Properties occupied by tenants are secured by one or more assignments of leases and rents and in some cases by certain letters of credit, guarantees, escrow funds or combinations thereof. Pursuant to an assignment of leases and rents, the Borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, upon the election of, and following notice from, the lender, the license terminates and the lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. The law in certain jurisdictions may limit or restrict the enforcement of the assignment of leases and rents by a lender. Moreover, the priority of a lender's interest in such leases and rents may be affected by its failure to take possession of the related income or Mortgaged Property or to obtain a judicial appointment of a receiver. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents" in the Prospectus.

      [There are a number of instances of multiple Mortgage Loans made to a single Borrower. These are primarily Multiple Loans on a Single Property. The largest number of Mortgage Loans to a single Borrower outside that category is a group of ____ Mortgage Loans secured by [type of property] representing approximately ____% of the Mortgage Loans by Initial Pool Balance.]

      Certain Borrowers may be considered related as a result of a person or persons maintaining an ownership interest in one or more Borrowers ("Related Borrowers"). Substantially all of the Mortgage Loans provided to Related Borrowers are non-recourse and were underwritten on the basis that the primary security for each Mortgage Loan was the related Mortgaged Property. Consequently, the existence of Related Borrowers should not materially and adversely affect the ability of the Trust Fund to enforce remedies available to it (including realization against the Mortgaged Property) in connection with a defaulted Mortgage Loan.

      [Approximately ____% of the Mortgage Loans by Initial Pool Balance are cross-collateralized with other Mortgage Loans in the Trust Fund so that two or more Mortgage Loans are each secured by two or more Mortgages on separate Mortgaged Properties ("Cross-Collateralized Loans"). No Mortgage Loan is cross-collateralized with a loan that is not in the Trust Fund. All Cross-Collateralized Loans are secured by Mortgaged Properties owned at the time of Origination by the same Borrower. The Seller makes no representation that any such cross-collateralization arrangements involving Related Borrowers are enforceable. For purposes of this Prospectus Supplement, the category of Cross-Collateralized Loans does not include all Mortgage Loans that are related. In addition to Cross-Collateralized Loans, related loans include "Multiple Loans on a Single Property", which are (i) multiple Mortgage Loans secured by a single Mortgage on a single Mortgaged Property (typically on a pari passu basis) and (ii) multiple Mortgage Loans secured by separate Mortgages on the same Mortgaged Property but having different lien priorities. Approximately ____% of the Mortgage Loans by Initial Pool Balance are Multiple Loans on a Single Property. Cross-Collateralized Loans and Multiple Loans on a Single Property are referred to collectively in the Mortgage Loan Schedule attached hereto as "Shared Collateral Loans".]

[Modified Loans

      From time to time subsequent to the initial funding date of the Mortgage Loans, the Originator has revised certain of the Mortgage Loans to reflect changes in their payment terms and/or to extend their maturity. Such Mortgage Loans are referred to herein as "Modified Loans". Modified Loans are the consequence of

(i) actual or anticipated delinquencies and the inability of Borrowers to make balloon payments at maturity, or (ii) in the case of certain fully performing Mortgage Loans refinanced prior to ___________________, the Originator's willingness to advance additional funds or to refinance the Mortgage Loan by remaining as the lender following maturity. Mortgage Loans modified under the circumstances described in clause (i) of the preceding sentence did not meet the Originator's underwriting standards in certain respects at the time of modification. See "RISK FACTORS --Balloon Payments at Maturity and Extension of Maturity; Modified Loans" herein.

      As of the Cut-Off Date, approximately ____% of the Mortgage Loans by Initial Pool Balance constitute Modified Loans. As of the Cut-off Date, the Modified Loans have remaining terms to stated maturity ranging from ____ months to ____ months, a weighted average remaining term to stated maturity of ____ months, and a weighted average seasoning (based on the number of months from Origination to the Cut-Off Date) of ____ months. Approximately _____% of the Modified Loans by Initial Pool Balance provide for Balloon Payments at stated maturity. The debt service coverage ratios for the Modified Loans are set forth under " -- Mortgage Loan Data -- Debt Service Coverage Ratios". Since the later of ____ __, 19__ and their respective dates of Origination (ranging from ________ __, 19__ to ________ __,
19__), none of the scheduled payments of principal and/or interest on the Modified Loans have been, as of the last day of any calendar quarter, past due for a period of more than [ ] days (without regard to notice and grace periods).]

Mortgage Loan Data

      As of the Cut-Off Date, the Mortgage Loans in the Trust Fund had the characteristics set forth in the Mortgage Loan Schedule appearing as Annex A to this Prospectus Supplement and those described in the following tables. The information expressed as a percentage of the Initial Pool Balance may not total 100% due to rounding, and the sum of the amounts listed as aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date may not total the indicated amount due to rounding.

      Mortgage Rates. [All of the Mortgage Loans are either fixed-rate loans, Step Rate Loans or Rate Reset Loans. Approximately ___% of the Mortgage Loans by Initial Pool Balance bear interest at a fixed per annum rate that remains constant for the life of the Loan. Approximately ____% of the Mortgage Loans by Initial Pool Balance are Step Rate Loans that bear interest at a fixed rate subject to increase (a "step up") or decrease (a "step down") to a new fixed rate on specified dates as described herein. Approximately ____% of the Mortgage Loans by Initial Pool Balance are Rate Reset Loans that bear interest at a fixed rate that is subject to a one-time reset based upon specified indices as of specified dates falling on or before the date of reset.] The per annum rate at which interest accrues on each Mortgage Loan is referred to herein as the "Mortgage Interest Rate". The "Net Mortgage Interest Rate" of a Mortgage Loan is the Mortgage Interest Rate for such loan minus the [highest] Servicing Fee Rate.

      The following table sets forth the ranges of the Mortgage
Interest Rates as of the Cut-Off Date:

             Distribution of Mortgage Interest Rates

Mortgage                                                Percentage of
Interest      Number of       Aggregate Scheduled       Initial Pool
Rates       Mortgage Loans    Principal Balance          Balance
-----       --------------    -----------------          -------

[6.00-                            $                            . %
6.99%

7.00-                                                          .
7.99%

8.00-                                                          .
8.99%

9.00-                                                          .
9.49%

9.50-                                                          .
9.99%

10.00-                                                         .
10.49%

10.50-                                                         .
10.99%

11.00-                                                         .
11.99%

12.00-                                                         .
12.99%

13.00-                                                         .
13.99%]

Total                             $                            100.00%

The weighted average Mortgage Interest Rate of all Mortgage Loans is ____%.

      Debt Service Coverage Ratios. The table below sets forth debt service coverage ratios of certain of the Mortgage Loans. For any Mortgage Loan, the debt service coverage ratio is calculated by dividing annual net operating income generated by the related Mortgaged Property (before payment of any debt service on such Mortgage Loan) by the annual debt service on the Mortgage Loans secured by such Mortgaged Property. [For the most part, net operating income is derived from operating statements provided by Borrowers to the Originator for the year ending December 31, 19__. Most of the operating statements were unaudited and, in some cases, related only to a portion of the year ending December 31, 19__. For partial years, net operating income was annualized based upon the partial information provided. In addition to operating statements provided by Borrowers, to the extent available, other information submitted to the Originator (such as information relating to property operating expenses) was used in determining 19__ net operating income. In no event, however, has the Originator made any attempt to verify the accuracy of any operating statements or other information provided or to reflect changes in net operating income that may have occurred since the end of the period reflected in the applicable operating statements.]

      Annual net operating income equals total annual revenues received less total normal and customary property operating expenses incurred in connection with the operation of a Mortgaged Property during a specified twelve month period. An assumed annual reserve for normal and customary capital expenditures (but not for unusual or major capital expenditures) may or may not have been included as a property operating expense. In certain circumstances, adjustments were made to the information provided by Borrowers to standardize presentations and to eliminate expense items not related to operations, including property depreciation, debt amortization, interest expense, capital expenditures specifically identified as such and administrative overhead charges. In this regard, some Borrowers may not have specifically identified capital expenditures and administrative overhead charges as an operating expense. In these situations, such expenses may not have been detected and eliminated.

      Annual debt service for each Mortgage Loan is an assumed amount derived by multiplying the first scheduled Monthly Payment after the Cut-Off Date (which for all loans will be the Monthly Payment payable ________ 1, 19__) by 12. For purposes of this calculation, the first scheduled Monthly Payment after the Cut-Off Date for Mortgage Loans maturing on ________ 1, 19__ was assumed to equal the Monthly Payment in effect on or immediately prior to the Cut-Off Date. Accordingly, the debt service coverage ratio for each Mortgage Loan generally represents a comparison of 19__ annual net operating income to assumed 19__ debt service.

      [For Mortgage Loans which are Cross-Collateralized Loans, the estimated debt service coverage ratios have been calculated separately for each Mortgage Loan and related Mortgaged Property, as if such cross-collateralization did not exist. For Mortgage Loans which are Multiple Loans on a Single Property, the estimated debt service coverage ratio is based on the combined annual debt service of all Mortgage Loans secured by the same Mortgaged Property.]

      Methodologies used by Borrowers in calculating and presenting annual net operating income were not consistent (including in particular as described above the treatment by Borrowers of capital expenditures and administrative overhead charges). As noted above, no independent verification of the data provided by Borrowers was made by the Originator or any other person, and no information has been sought or used regarding changes in net operating income since the end of the period reflected in the applicable operating statements. As a consequence, the debt service coverage ratios provided in the table below do not represent current debt service coverage ratios, and there can be no assurance that the information accurately reflects (i) the income-generating capacity of any Mortgaged Property to satisfy the debt service requirements of any related Mortgage Loan or (ii) the ability of any Borrower to make debt service payments in a timely and full manner. In this regard, prospective investors should understand that the Mortgage Loans are non-recourse loans as to which, in the event of a Borrower default, recourse may be had only against the property (which, in most instances, is the Mortgaged Property only) pledged to secure each Mortgage Loan (and not against the Borrower's other assets).

        Debt Service Coverage Ratios of the Mortgage Loans
        --------------------------------------------------

                         Percentage of
Debt Service          Number of       Aggregate Scheduled    Initial Pool
Coverage Ratios     Mortgage Loans    Principal Balance        Balance
---------------     --------------    -----------------        -------

[0.600 and below                        $                            %
0.601-0.800
0.801-0.999
1.000-1.050
1.051-1.100
1.101-1.150
1.151-1.200
1.201-1.250
1.251-1.300
1.301-1.400
1.401-1.500
1.501-2.000
2.001 and greater]
Total                                   $                      100.00%


The weighted average debt service coverage ratio for all Mortgage
Loans is ____.

                Distribution of Original Principal
                  Balances of the Mortgage Loans
                ----------------------------------


                                                               Percentage of
Original                   Number of     Aggregate Scheduled   Initial Pool
Balances                 Mortgage Loans  Principal Balance       Balance
                         --------------  -----------------       -------
     [$1 - 1,000,000
1,000,001 - 2,000,000                      $                           %
2,000,001 - 3,000,000
3,000,001 - 4,000,000
4,000,001 - 5,000,000
5,000,001 - 6,000,000
6,000,001 - 7,000,000
7,000,001 - 8,000,000
8,000,001 - 9,000,000
9,000,001 - 10,000,000
10,000,001 - 15,000,000
15,000,001 - 20,000,000
20,000,001 - 25,000,000
25,000,001 - 30,000,000
30,000,001 - 35,000,000]
       Total                               $                     100.00%

The average original principal balance of the Mortgage Loans was approximately $________.

                     Distribution of Scheduled Principal
                       Balances of the Mortgage Loans
                     -----------------------------------

                             Number of                          Percentage of
      Cut-Off Date            Mortgage    Aggregate Scheduled    Initial Pool
Scheduled Principal Balances   Loans      Principal Balance        Balance
----------------------------   -----      -----------------        -------
         [$1 - 1,000,000                        $                   %
   1,000,001 - 2,000,000
   2,000,001 - 3,000,000
   3,000,001 - 4,000,000
   4,000,001 - 5,000,000
   5,000,001 - 6,000,000
   6,000,001 - 7,000,000
   7,000,001 - 8,000,000
   8,000,001 - 9,000,000
  9,000,001 - 10,000,000
 10,000,001 - 15,000,000
 15,000,001 - 20,000,000
 20,000,001 - 25,000,000
 25,000,001 - 30,000,000
 30,000,001 - 35,000,000]

         Total                                  $                 100.00%

The average scheduled principal balance of the Mortgage Loans was approximately $________.


                              Amortization Type
                              -----------------

                         Number of                          Percentage of
                          Mortgage    Aggregate Scheduled    Initial Pool
Amortization Type          Loans      Principal Balance        Balance
-----------------          -----      -----------------        -------
[Amortizing Balloon
Loans ]                                  $                           %
[Interest-Only
Loans]
[Interest-Only/
Amortizing Balloon
Loans]
[Negatively Amortizing
Loans ]
[Fully Amortizing
 Loans]
        Total                            $                     100.00%

             Term from Origination to Stated Maturity
                      of the Mortgage Loans
             ----------------------------------------

                       Number of                          Percentage of
Years from Origination  Mortgage    Aggregate Scheduled    Initial Pool
to Stated Maturity       Loans      Principal Balance        Balance
----------------------   -----      -----------------        -------
[5 years or less                        $                          %
5+ to 7
7+ to 10
10+ to 15
20+ to 30
Over 30 years]
Total                                   $                    100.00%

The weighted average term from Origination to stated maturity of the Mortgage Loans is ____ years.


                Remaining Terms to Stated Maturity
         of Mortgage Loans Providing for Balloon Payment
         -----------------------------------------------

                     Number of                          Percentage of
Years Remaining       Mortgage    Aggregate Scheduled    Initial Pool
as of Cut-Off Date     Loans      Principal Balance        Balance
------------------     -----      -----------------        -------
[0 to 1 years                         $                          %
1+ to 2 years
2+ to 3 years
3+ to 4 years
4+ to 5 years
5+ to 6 years
6+ to 7 years
7+ to 8 years
8+ to 9 years
9+ to 10 years
10+ to 15 years]
Total                                 $                          %

The weighted average remaining term to stated maturity of the Mortgage Loans providing for Balloon Payments is ____ years.

                Remaining Terms to Stated Maturity
                of Fully Amortizing Mortgage Loans
                ----------------------------------

                                          Aggregate        Percentage of
Years Remaining        Number of          Scheduled         Initial Pool
as of Cut-Off Date   Mortgage Loans   Principal Balance       Balance
------------------   --------------   -----------------       -------
[2+ to 3 years                             $                        %
3+ to 4 years
5+ to 6 years
6+ to 7 years
7+ to 8 years
8+ to 9 years
10+ to 15 years
15+ to 20 years
20+ to 30 years]
Total                                      $                        %

The weighted average remaining term to stated maturity of the Fully Amortizing Loans is ____ years.


                   Seasoning of Mortgage Loans
                   ---------------------------

                                           Aggregate       Percentage of
Number of Years         Number of          Scheduled        Initial Pool
as of Cut-Off Date    Mortgage Loans   Principal Balance      Balance
------------------    --------------   -----------------      -------
[0 to 1 years                               $                       %
1+ to 2 years
2+ to 3 years
3+ to 4 years
4+ to 5 years
5+ to 6 years
6+ to 7 years
7+ to 8 years
8+ to 9 years
9+ to 10 years
10+ to 15 years
15+ to 20 years]

Total                                       $                       %

As of the Cut-Off Date, the seasoning of the Mortgage Loans
   (expressed as the weighted average number of months from the month of Origination to the Cut-Off Date) was approximately
   ____ years.

                        Types of Mortgaged Properties
                        -----------------------------

                           Number of         Aggregate        Percentage of
Types of                   Mortgage          Scheduled        Initial Pool
Mortgaged Properties (1)     Loans       Principal Balance       Balance
------------------------     -----       -----------------       -------
[Office                                    $                           %
Industrial
Multifamily
Retail
Hotel
Mobile Home Park
Parking Garage]
   Total                                   $                           %

--------------------------

(1) Property type classification is determined on the basis of the predominant use (i.e., percentage use even if such use is less than 50% based upon the rentable square footage) of the Mortgaged Property, except for the industrial property type classification. A Mortgaged Property is classified as an industrial property if it is configured for at least some percentage of industrial use, even if the property's predominant use is for office purposes. "R&D", "flex", warehouse, manufacturing, truck terminals and other similar utilizations are included within the industrial classification.

      The table below provides information regarding occupancy rates for the different types of Mortgaged Properties securing the Mortgage Loans. The occupancy rate, with respect to any Mortgaged Property as of a specified date, is a percentage based upon the aggregate rentable square feet subject to leases as of such date divided by the total number of rentable square feet within the Mortgaged Property. This information is based upon information provided by Borrowers, including tenant rent rolls, summary occupancy data, or both. For approximately ____% of the Mortgage Loans by Initial Pool Balance, the information included in the table reflects occupancy rates reported as of various dates in 19__ or 19__. For approximately ____% of the Mortgage Loans by Initial Pool Balance, the date for the determination of the occupancy rate was not available, was calculated as of a date prior to 19__ or was not applicable since the Mortgaged Property was owner-occupied. The dates as of which Borrowers provided occupancy information and the methodologies they used to calculate this information are not consistent among Mortgaged Properties. For certain Mortgaged Properties, occupancy rates include tenants that do not occupy their leased space but continue to pay rent as required under their leases. For certain Mortgaged Properties, the Originator has supplemented the information provided by Borrowers with information contained in its files, and with information provided by other persons familiar with the Mortgaged Properties. Notwithstanding the Originator's efforts to supplement occupancy rate information in certain cases, the Originator has not made any general attempt to verify the accuracy of the information provided by Borrowers or other persons or to reflect changes in occupancy rates that may have occurred subsequent to the calculation date of the occupancy rate as provided by the Borrowers. As a consequence, the occupancy rates provided in the table below may not represent current occupancy rates, nor can there be any assurance that the information provided is accurate or complete. The occupancy rates set forth in the table are not comparable to the occupancy data used in calculating debt service coverage ratios since the occupancy rates in the table are based on the most current information available to the Originator, as opposed to the 19__ and 19__ occupancy information primarily used in the debt service coverage ratio calculations.

                         Occupancy Rates
                         ---------------


                                                    Weighted Average
Types of Mortgaged Properties                        Occupancy Rates
-----------------------------                        ---------------
[Office .....................................
Industrial ..................................
Multifamily .................................
Retail ......................................
Hotel .......................................
Mobile Home Park ............................
Parking Garages .............................]




             Geographic Distribution of Mortgaged Properties
             -----------------------------------------------

                                                                Percentage
                            Number of     Aggregate Scheduled   of Initial
Location                 Mortgage Loans   Principal Balance    Pool Balance
--------                 --------------   -----------------    ------------
[List relevant states] ..                       $                       %

        Total ...........                       $                  100.0%

Prepayment Provisions

      Approximately ____% of the Mortgage Loans by Initial Pool
Balance may be voluntarily prepaid in full and, in certain cases, in part at any time [upon payment of a Prepayment Premium]
[describe calculation of Prepayment Premium].

      The condemnation (or taking in lieu of condemnation) of a Mortgaged Property, casualty loss on a Mortgaged Property or acceleration of the payments due under a Mortgage Loan by reason of default also may result in a principal prepayment at any time with or without payment of a Prepayment Premium. The Mortgage Loans generally provide for the payment of a Prepayment Premium in connection with acceleration of a loan due to default, but not in connection with prepayments due to condemnation or casualty loss. In certain jurisdictions, the enforceability of a prohibition on the prepayment of a loan and the enforceability of provisions in mortgage loans providing for the payment of prepayment premiums has been questioned. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

                     [Types of Prepayment Provisions
                     -------------------------------

                                                               Percentage
                           Number of     Aggregate Scheduled   of Initial
Prepayment Provisions   Mortgage Loans   Principal Balance    Pool Balance
---------------------   --------------   -----------------    ------------
                                           $                           %
Total                                      $                      100.0%]


Insurance

      Each Mortgage Loan requires the Borrower to maintain insurance of the types and in the amounts required in the Mortgage Loan documents, which may include fire, public liability, property damage and rent loss insurance.

      For most of the Mortgage Loans, the Borrower is required as a minimum to maintain insurance providing (i) comprehensive general liability with a broad form coverage endorsement in a combined single limit of at least $_________, (ii) protection against fire, "extended coverage" and other "all risks" perils for the full replacement value of the Mortgaged Property and
(iii) rent loss insurance in an amount not less than a sum equal to twelve months' rental income from all leases related to the Mortgaged Property. Certain risks, including; but not limited to, damages resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, nuclear reactions, rot, vermin, domestic animals, theft and vandalism typically will not be covered by insurance policies on the Mortgaged Properties.

      With respect to most of the Mortgage Loans, insurance proceeds payable on account of any casualty are assigned to the holder of the Mortgage Loan. Subject to the following sentence, at the discretion of such holder the insurance proceeds may be applied against the Mortgage Loan or to the restoration of the Mortgaged Property destroyed by the casualty or to both. The holder of the Mortgage Loan may be required to disburse the insurance proceeds to the Borrower for the restoration of the Mortgaged Property if certain conditions are satisfied, including the absence of any event of default under the Mortgage Loan, the approval of the restoration by the holder of the Mortgage Loan and the sufficiency of the insurance proceeds to restore the Mortgaged Property to the satisfaction of the holder of the Mortgage Loan.

                               THE ORIGINATOR

[Add general description of the Originator and the underwriting standard or standards applicable to the Mortgage Loans and information regarding the Originator's commercial and multifamily loan portfolio.]

                       DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Agreement. See "THE AGREEMENT" herein for additional information regarding the terms of the Agreement. Reference also is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement dated as of ________ [1], 19__ (the "Agreement"), among the Seller, the Trustee, the Master Servicer and the Special Servicer, and of the Certificates. The following summaries do not purport to be complete descriptions of all provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. A complete copy of the Agreement is available upon request by any potential investor.

      The Class ___, Class ___ [and Class PO] Certificates will be issued in registered form in minimum denominations of $________ initial Certificate Principal Amount and integral multiples of $________ in excess thereof[; and the Class IO Certificates will be issued in registered form in minimum denominations of $________ initial Notional Amount and in integral multiples of $________ in excess thereof]. However, one Certificate of each Class may be issued in definitive form in an amount representing the remainder of such Class.

      Distributions of interest and in reduction of Certificate Principal Amount to Holders of each Class of Certificates will be made monthly, to the extent of such Class's entitlement thereto as described herein under "-- Distributions," on the [15th] day of each month or, if such day is not a Business Day, on the succeeding Business Day (each, a "Distribution Date"), commencing on ________ __, 19__.

      A "Business Day" is a day other than Saturday, Sunday or a day on which banks in the City of New York, the State of ________ or the location of the Trustee's corporate trust office are authorized or obligated by law or executive order to be closed (or in the case of any Distribution Date, the City of New York only).

Distributions

      General. As more fully described below, distributions in respect of principal and interest on the Certificates on any Distribution Date will be made from, and to the extent of, the Available Distribution Amount for such Distribution Date (which generally consists of payments on the Mortgage Loans, net of (i) certain expenses and other items permitted to be deducted therefrom and (ii) any Amounts Held for Future Distribution), plus the proceeds of any P&I Advances and Late Remittance Advances made by the Master Servicer in respect of such Distribution Date to cover scheduled Monthly Payments due (or deemed due) that are delinquent or that have not been remitted on a timely basis to the Master Servicer. The Available Distribution Amount for each Distribution Date will be allocated among the different Classes of Certificates as described below under "-- Allocation Among Classes". Such distributions will be made on each Distribution Date in accordance with the Agreement to each record owner of a Certificate (a "Certificateholder" or "Holder") on the related Record Date. For each Distribution Date, the "Record Date" for each Class of Certificates is the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs.

      For each Distribution Date, the related "Due Period" is the period commencing on (and including) the [second] day of the month preceding the month in which such Distribution Date occurs and ending on (and including) the [first] day of the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Due Period will be ____________ [2], 19__ through __________ [1], 19__. For each Distribution Date, the determination date (the "Determination Date") is the [fifth] day (or if such date is not a Business Day, the preceding Business
Day) of the month in which the related Distribution Date occurs. The first Determination Date will be _________ [5], 19__. For each Distribution Date other than the first Distribution Date, the "Prepayment Period" is the period from (and including) the day immediately following the second preceding Determination Date to (and including) the Determination Date in the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Prepayment Period will be _________ __, 19__ through _______________ __, 19__. As to each Mortgage Loan for any Distribution Date, the due date (the "Due Date") is the day during the related Due Period on which a Monthly Payment is due (without giving effect to any grace period). As of the Cut-Off Date, all of the Mortgage Loans have Due Dates of the [first] of the month. Although the stated maturity dates (which are the dates on which Balloon Payments are due with respect to Mortgage Loans other than Fully Amortizing Loans) of most of the Mortgage Loans coincide with their Due Dates, a smaller number of Mortgage Loans have stated maturity dates that do not fall on the respective Due Dates for such Mortgage Loans. With respect to any Mortgage Loan and any Due Period, the "Monthly Payment" is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Mortgage Loan which is payable by a Borrower during such Due Period under the related Note or, in the case of an REO Mortgage Loan, which otherwise would have been payable under the Note relating to such REO Mortgage Loan, determined in accordance with the Agreement.

      As referred to herein, the "Scheduled Principal Balance" of a Mortgage Loan with respect to any Determination Date is equal to the principal balance of such Mortgage Loan as of the Cut-Off Date (i) reduced by (a) any Principal Prepayments and any Balloon Payments received on or prior to such Determination Date, (b) any payment in respect of principal, if any, due on or before such Determination Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable, in respect of the related Mortgage Loan), irrespective of any delinquency in payment by the Borrower (but after giving effect to any previous modification in the payment terms of such Mortgage Loan) and (c) any adjustment resulting from a modification reducing the principal amount due on such Mortgage Loan [and (ii) increased by the amount of Mortgage Loan Negative Amortization, if any, added to the principal balance of such Mortgage Loan on or before such Determination Date. "Mortgage Loan Negative Amortization" for any Mortgage Loan as of any Due Date is equal to the excess, if any, of (a) one month's interest accrued on the Scheduled Principal Balance thereof at the related Mortgage Interest Rate over (b) the Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date.]

      The Scheduled Principal Balance of a Mortgage Loan that is delinquent as to its Balloon Payment and that has not yet been the subject of a modification as a consequence thereof will be calculated with reference to the Assumed Scheduled Payments in respect of such Mortgage Loan. As referred to herein, "Assumed Scheduled Payment" means, with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan for which the related Note provided for a Balloon Payment) and that has not been the subject of a modification as a result of such delinquency, an amount deemed to be due for such Mortgage Loan with respect to each Due Period ending on or after the Due Date for the Balloon Payment. The Assumed Scheduled Payment for any Mortgage Loan will be equal to the Monthly Payment that otherwise would have been due on such Mortgage Loan during such Due Period had such Balloon Payment not become due, but instead had been restructured to provide for amortization of its Scheduled Principal Balance immediately prior to the Due Date for such Balloon Payment (prior to taking into account any payment due on such Due Date) on a monthly level payment basis beginning on the Due Date for such Balloon Payment and ending on the earlier of the last day of the original amortization period for such Mortgage Loan and the date two years prior to the Final Scheduled Distribution Date.

      The Scheduled Principal Balance of any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise (such Mortgage Loan, an "REO Mortgage Loan" and such Mortgaged Property, an "REO Property"), will be determined in the manner described in the second preceding paragraph as if the related Note had remained outstanding. Net proceeds received in respect of any such REO Property in excess of the sum of (i) the scheduled Monthly Payments or Assumed Scheduled Payments that are assumed to remain in effect and (ii) unreimbursed Advances in respect of the related REO Mortgage Loan will be treated as prepayments of the Scheduled Principal Balance of such REO Mortgage Loan. After the Special Servicer has made a Final Recovery Determination with respect to any Specially Serviced

Mortgage Loan, the Scheduled Principal Balance of such Specially Serviced Mortgage Loan will be deemed to be zero. A "Final Recovery Determination" is a determination, made by the Special Servicer with respect to any such Mortgage Loan, that the Trust Fund has received the full amount of all Insurance Proceeds, Liquidation Proceeds and other payments (including proceeds of the final sale of any Defaulted Mortgage Loan or REO Property) which the Special Servicer in its reasonable judgment expects to be finally recoverable, without regard to any obligation of the Master Servicer to make Advances.

      In the event that a Mortgage Loan is prepaid in full, the principal portion of any Monthly Payment received during the Prepayment Period in which such prepayment is received but after the Due Period which ended during such Prepayment Period shall be treated as part of such principal prepayment.

      Available Distribution Amount. On each Distribution Date, distributions in respect of interest and/or principal (in the amounts determined as described herein) will be made to the Holders of the Certificates in an aggregate amount equal to, and to the extent of, the Available Distribution Amount for such Distribution Date, in the order of priority to each Class described below. The "Available Distribution Amount" for any Distribution Date will equal the sum of (i) the Available Funds for such Distribution Date, plus (ii) all amounts remitted by the Special Servicer on or before the [third] Business Day preceding the Distribution Date (the "Special Servicer Remittance Date") in respect of REO Mortgage Loans for such Distribution Date, plus
(iii) the proceeds of all P&I Advances and Late Remittance Advances made by the Master Servicer on the [second] Business Day preceding the Distribution Date (the "Master Servicer Advance Date") in respect of such Distribution Date to cover shortfalls in Monthly Payments due (or Assumed Scheduled Payments deemed due) on any Mortgage Loan in respect of such Distribution Date as a result of the failure of the Borrower to make such payments on a timely basis, or the failure by the Special Servicer or a subservicer to remit such payments to the Master Servicer on a timely basis. See "SERVICING OF THE MORTGAGE LOANS -- Advances".

      For any Distribution Date, the amount of "Available Funds" will be equal to (a) the amount on deposit in the Lower-Tier Collection Account (see " -- Collection and Distribution Accounts") as of the close of business on the related Determination Date, less (b) to the extent included in the amount so on deposit, the sum of any Amounts Held for Future Distribution, any interest or investment income earned on funds held in the Lower-Tier Collection Account and all other amounts either not required to be deposited by the Master Servicer in the Lower-Tier Collection Account or permitted to be withdrawn therefrom by the Master Servicer in accordance with the Agreement. Amounts on deposit in the Lower-Tier Collection Account as of any Determination Date will generally consist of
(x) payments on account of interest and principal (including Balloon Payments, Principal Prepayments [and Prepayment Premiums]) on the Mortgage Loans (other than REO Mortgage Loans) as well as in respect of Insurance Proceeds and Liquidation Proceeds on such Mortgage Loans received by, or remitted by the Special Servicer or a subservicer to, the Master Servicer during the Prepayment Period ending on such Determination Date [and (y) interest or other investment income earned thereon and not withdrawn by the Master Servicer].

      In addition, under the Agreement, with respect to each REO Mortgage Loan, the Special Servicer is required to remit to the Master Servicer on the Special Servicer Remittance Date all amounts on deposit in the REO Account maintained with respect to such REO Mortgage Loan (representing the revenues from the related REO Property net of expenses) not necessary to be reserved for future expenses of operating and maintaining the related REO Property.

      With respect to any Distribution Date, "Amounts Held for Future Distribution" will be equal to all Monthly Payments deposited in the Lower-Tier Collection Account on or prior to the related Determination Date, but which are due during the Due Period relating to a subsequent Distribution Date (but excluding any Monthly Payment if the principal component thereof is distributable on such Distribution Date in connection with payment of a Balloon Payment or a Principal Prepayment in full). The Master Servicer will retain such Amounts Held for Future Distribution in the Lower-Tier Collection Account pending distribution on the appropriate subsequent Distribution Date.

      The Master Servicer is permitted to make withdrawals from amounts on deposit in the Lower-Tier Collection Account, among other things, to pay to the Master Servicer all income and investment income earned on funds held in the Lower-Tier Collection Account, to pay any applicable servicing fees and to reimburse the Master Servicer for P&I Advances and Property Protection Advances, in each case together with all accrued and unpaid interest on such Advances made with respect to any Mortgage Loan or the related Mortgaged Property [from, and to the extent of, collections on account of such Mortgage Loan or Mortgaged Property].

      Distributions of Interest. Each Class of Certificates [(other than the Class PO Certificates)] will be entitled on each Distribution Date, to the extent the Available Distribution Amount on such Distribution Date distributed in accordance with the priorities described below is sufficient therefor, to receive distributions in respect of interest equal to the Class Interest Distribution Amount for such Class on such Distribution Date. The Class Interest Distribution Amount for any Class on any Distribution Date represents the amount payable in respect of interest on such date to such Class. As more fully described below, such amount may be less than one month's accrued interest in respect of such Class. In general, the Class Interest Distribution Amount payable to the Holders of any Class of Certificates [(other than the Class PO Certificates)] on any Distribution Date will be equal to the Accrued Certificate Interest for such Class for such Distribution Date, less the sum of

    [(i)   in the case of the Class ___, Class ___ and Class ___
           Certificates, the amount, if any, of Certificate
           Negative Amortization allocable to such Class; and

    (ii)]  to the extent any Excess Prepayment Interest
           Shortfall is not fully offset by Prepayment Premiums, the amount, if any, of such Excess Prepayment Interest
           Shortfall allocable to such Class.

See ["-- Allocation of Certificate Negative Amortization," and]
"-- Allocation of Excess Prepayment Interest Shortfall".

      In determining Accrued Certificate Interest with respect to any Distribution Date, the applicable "Interest Accrual Period" is the calendar month immediately preceding the calendar month in which such Distribution Date occurs. The "Certificate Principal Amount" of any Class of Certificates [(other than the Class IO Certificates)] with respect to any Distribution Date is the Certificate Principal Amount of such Class as of the Cut-Off Date, less all amounts previously distributed to such Class in reduction of Certificate Principal Amount and any Certificate Writeoffs allocated to such Class, in each case as described below[, plus any Certificate Negative Amortization added to the Certificate Principal Amount of such Class in accordance with the Agreement]. The Certificate Principal Amounts of the Certificates and any outstanding Class Unpaid Interest Shortfalls will be subject to writeoff without distribution (a "Certificate Writeoff") on any Distribution Date in the amount by which (i) the sum of (a) the aggregate outstanding Certificate Principal Amount of the Certificates on such Distribution Date (without regard to any writeoff on such Distribution Date, but after giving effect to any distributions in reduction of Certificate Principal Amount on such Distribution Date [and any additions to Certificate Principal Amount on account of any Certificate Negative Amortization on such Distribution Date]) plus (b) the aggregate amount of outstanding P&I Advances and Property

Protection Advances (together with accrued interest thereon) as of such Distribution Date (after giving effect to any Advances repaid on such Distribution Date and any new Advances made with respect to such Distribution Date) plus (c) the aggregate outstanding Class Unpaid Interest Shortfall for all Classes of Certificates for such Distribution Date exceeds (ii) ___% of the aggregate outstanding unpaid principal balance of all of the Mortgage Loans, including any REO Mortgage Loans, plus the aggregate accrued unpaid interest due on such Mortgage Loans, as of the preceding Determination Date. [Description of allocation of Certificate Writeoffs.] Any Certificate Principal Amount or Class Unpaid Interest Shortfall so written off will no longer accrue interest and will not thereafter be payable even in the event there should be amounts available therefor from payments or other receipts on or in respect of the Mortgage Loans or otherwise.

      [The Class IO Certificates are not denominated in Certificate Principal Amounts, but rather are denominated based on the Notional Amount thereof.] [Description of Notional Amount of Class IO Certificates.]

      Interest to be distributed on each Class of Certificates on any Distribution Date will be calculated based on the assumption that distributions on the Distribution Date immediately preceding such Distribution Date in reduction of Certificate Principal Amount and any write-off of Certificate Principal Amounts on a Distribution Date were made[, and any additions to Certificate Principal Amount in respect of Certificate Negative Amortization were made,] at the beginning of the related Interest Accrual Period rather than on the Distribution Date when actually made or added. Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. [All] of the Mortgage Loans bear interest on the basis of a 360-day year consisting of twelve 30-day months.

      The Accrued Certificate Interest on any Distribution Date for each of the Class ___, Class ___, Class LR and Class R Certificates will be equal to the amount of interest that accrues, for the related Interest Accrual Period, on the aggregate Certificate Principal Amount of such Class as of the beginning of such Interest Accrual Period, at the applicable Pass-Through Rate for such Class.

      The applicable Pass-Through Rates for each Class of Certificates will be a per annum rate equal to (i) ___% (the "Class ___ Pass-Through Rate"), in the case of the Class ___ Certificates, (ii) ___% (the "Class ___ Pass-Through Rate"), in the case of the Class ___ Certificates, (iii) [___% (the "Class IO Pass-Through Rate"), in the case of the Class IO Certificates,
(iv)] ___% (the "Class LR Pass-Through Rate"), in the case of the Class LR Certificates, (v)] ___% (the "Class R Pass-Through Rate"), in the case of the Class R Certificates [and [(vi)] in the case of the Class ___ Certificates, the variable rate determined as described below.] [The Class PO Certificates will not accrue interest and will not have a Pass-Through Rate.]

      [Description of Pass-Through Rate on floating rate Certificates, if applicable.]

      [As used herein, the term "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any Principal Prepayment on any Mortgage Loan pursuant to any provision under the related Mortgage or Note which provides for the payment of any such premium or in connection with any provision in any related Note or Mortgage for any Mortgage Loan which provides for the payment of such premium in the event of acceleration of the principal balance of such Mortgage Loan upon a default, and the term "Prepayment Premium Amount" for any Distribution Date will be equal to the excess, if any, of the aggregate amount of all Prepayment Premiums received during the Prepayment Period related to such Distribution Date over any Excess Prepayment Interest Shortfall for such Distribution Date.]

      [Allocation of Certificate Negative Amortization. At the Cut-Off Date, approximately ____% of the Mortgage Loans by Initial Pool Balance are Negatively Amortizing Loans. Mortgage Loan Negative Amortization on such Mortgage Loans on any Distribution Date will be allocated pro rata among the Class ___ and Class ___ Certificates based on the respective Class Interest Distribution Amounts thereof that would otherwise be payable for such Distribution Date (prior to giving effect to any reduction therein attributable to Certificate Negative Amortization or Excess Prepayment Interest Shortfall). The aggregate amount of interest required to be paid to the holders of the Class ___ and Class ___ Certificates will be decreased (but not below zero) by the aggregate amount of Mortgage Loan Negative Amortization allocated to such Certificates, and the amount of such Mortgage Loan Negative Amortization allocated to the Class ___ and Class
___ Certificates will be added to the Certificate Principal Amount of such Certificates. It is also possible that by reason of a modification, waiver or amendment after the Cut-Off Date, additional Mortgage Loans may become subject to Mortgage Loan Negative Amortization. In the case of such Mortgage Loans, the aggregate amount of interest required to be paid to the most junior Class of Certificates outstanding on any Distribution Date will be decreased by the aggregate amount of Mortgage Loan Negative Amortization added to such Mortgage Loans in the related Due Period and the amount thereof will be added to the Certificate Principal Amount of such Class of Certificates. The amount of Mortgage Loan Negative Amortization that is allocated to any Class of Certificates is referred to as the "Certificate Negative Amortization" for such Class.]

      Allocation of Excess Prepayment Interest Shortfall. For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a Borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Prepayment Period, but the date such payment was made occurred prior to (i) in the case of a Principal Prepayment, the Due Date for such Mortgage Loan occurring in the related Due
Period for such Distribution Date and (ii) in the case of a Balloon Payment, the date (the "Assumed Due Date") 30 days after the Due Date for such Mortgage Loan occurring in the second Due Period preceding such Distribution Date. Such a shortfall arises because the amount of interest (net of servicing fees) which accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates [(other than the Class PO Certificates)]. The Prepayment Interest Shortfall for any such Mortgage Loan is an amount equal to for any Distribution Date, the aggregate amount of interest which would have accrued (at the Net Mortgage
Interest Rate for such Mortgage Loan) on the amount of such Principal Prepayment or Balloon Payment from the date such Principal Prepayment or Balloon Payment was made (and including such date, unless the related Borrower paid interest through such date on the amount of such Principal Prepayment or Balloon
Payment) to the date 30 days after the Due Date for such Mortgage Loan occurring in the second Due Period preceding such Distribution Date. If a full or partial Principal Prepayment or a Balloon Payment with respect to any Mortgage Loan is made on any day in the Due Period occurring after the Due Date for such Mortgage Loan, "Excess Prepayment Interest" will arise with respect to such Mortgage Loan, because the amount of interest
(net of servicing fees) which accrues on the amount of such Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates [(other than the Class PO Certificates)]. The amount of Excess Prepayment Interest for any such Mortgage Loan is an amount equal to the interest that accrues on the Mortgage Loan at the Net Mortgage Interest Rate from the Due Date to the date such payment was actually made. To the extent that any Excess Prepayment
Interest for all Mortgage Loans exceeds any Prepayment Interest Shortfalls for all Mortgage Loans as of a Distribution Date, the excess amount will be included in the Available Distribution
Amount available for distribution to Certificateholders and will be applied as described below under "-- Allocation Among
Classes". To the extent that any Prepayment Interest Shortfalls for all Mortgage Loans exceed any Excess Prepayment Interest for all Mortgage Loans as of A Distribution Date (such amount, the "Excess Prepayment Interest Shortfall"), such amount [will first be applied to reduce the Prepayment Premium Amount, if any, for such Distribution Date, and any remaining Excess Prepayment

Interest Shortfall] will be allocated to reduce the amount of interest distributable in respect of each Class of Certificates [(other than the Class PO Certificates)]. Such allocation will be made on such Distribution Date pro rata to each such Class based on the respective Class Interest Distribution Amount thereof that otherwise would be payable (prior to giving effect to any reduction therein attributable to Certificate Negative Amortization or Excess Prepayment Interest Shortfall) for such Distribution Date [and without giving any effect to the Prepayment Premium Amount included in the Class Interest Distribution Amount for the Class IO Certificates]. [Under the Agreement, neither the Master Servicer nor the Special Servicer has any obligation to cover the amount of any Excess Prepayment Interest Shortfall by reducing the servicing compensation payable to it or otherwise to provide for reimbursement to the Trust Fund therefor.] Any Excess Prepayment Interest Shortfall is not included in any Class Unpaid Interest Shortfall.

      Distributions In Respect of Certificate Principal Amount. On each Distribution Date, to the extent the Available Distribution Amount is sufficient therefor, distributions in respect of principal will be made in an aggregate amount equal to the Optimal Mortgage Loan Principal for such Distribution Date. Such distributions in respect of principal will be made on each Distribution Date in the order of priority described below under "-- Allocation Among Classes", and any such distributions made in respect of principal of any Class will reduce the aggregate Certificate Principal Amount of such Class.

      As referred to herein, the "Optimal Mortgage Loan
Principal" on any Distribution Date equals (i) the Optimal
Mortgage Loan Principal Shortfall for such Distribution Date, plus (ii) the sum, for all Mortgage Loans, of:

           (a) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due (regardless of whether received but after giving effect to any previous modification in the payment terms of such Mortgage Loans) during the related Due Period on the Mortgage Loans,

           (b) the principal component of all Assumed Scheduled
      Payments deemed to become due (regardless of whether received) during the related Due Period with respect to the Mortgage Loans,

           (c) to the extent not included in the preceding clauses, the principal component of the purchase price of each Mortgage Loan which either was purchased or repurchased from the Trust Fund during the related
      Prepayment Period,

           (d) to the extent not included in the preceding clauses, the principal component of all Balloon Payments received during the related Prepayment Period on any Mortgage Loans, in each case up to the respective Scheduled Principal Balances of the related Mortgage Loans as of the Determination Date in the month preceding the month in which such Distribution Date occurs, and

           (e) to the extent not included in the preceding clauses, any other full or partial Principal Prepayments received during the related Prepayment Period (including all recoveries and Insurance Proceeds from any REO Mortgage Loans and related REO Properties and the proceeds from the sale of any Defaulted Mortgage Loans) up to the respective Scheduled Principal Balances of the related Mortgage Loans as of the Determination Date in the month preceding the month in which such Distribution Date occurs.

      For purposes of the foregoing definition, the term "Optimal Mortgage Loan Principal Shortfall" for any Distribution Date after the initial Distribution Date means the amount, if any, by which (i) the Optimal Mortgage Loan Principal for the preceding

Distribution Date exceeded (ii) the aggregate amount distributed in respect of principal on the Certificates on such preceding
Distribution Date.

      Allocation Among Classes. On each Distribution Date, the
Trustee will determine the Available Distribution Amount.

      [Description of allocation of principal among Classes.]

      As referred to herein, the "Class Unpaid Interest Shortfall" for any Distribution Date after the initial Distribution Date with respect to any Class of Certificates is the excess, if any, of (i) the sum of the Class Interest Distribution Amount and any outstanding Class Unpaid Interest Shortfall payable to such Class on the preceding Distribution Date over (ii) the aggregate amount of interest actually distributed to such Class on such preceding Distribution Date, plus interest accrued on such excess at the applicable Pass-Through Rate. There will be no Class Unpaid Interest Shortfall for any Class of Certificates on the first Distribution Date.

      [Notwithstanding the priorities set forth above, distributions of the Available Distribution Amount will be made on each Distribution Date to the Master Servicer prior to any distribution of principal and interest to any Class of Certificates, (A) to the extent necessary to reimburse the Master Servicer for each P&I Advance, Property Protection Advance and Reimbursable Late Remittance Advance with respect to a Mortgage Loan (together will all accrued and unpaid interest thereon) that remains outstanding (i) after the earlier of the date a Final Recovery Determination is made with respect to such Mortgage Loan and the third anniversary of the making of the first P&I Advance, Property Protection Advance or Reimbursable Late Remittance Advance remaining unreimbursed with respect to such Mortgage Loan, prior to any distribution in respect of principal and interest to the Class ___ Certificates and (ii) after the fifth anniversary of the making of such first advance remaining unreimbursed with respect to such Mortgage Loan, and (B) after the aggregate Certificate Principal Amount of the Certificates is less than __% of their initial aggregate Certificate Principal Amount, to the extent the Master Servicer determines such amounts will not be ultimately recoverable from the Trust Fund.]

      Class R Certificates. The Class R Certificates represent beneficial ownership of the residual interest in the Upper-Tier REMIC. On each Distribution Date, the Class R Certificates will be entitled to distributions of interest and principal in accordance with the priorities described above to the extent the Available Distribution Amount for such Distribution Date is sufficient therefor. The Class R Certificates also will be entitled to receive distributions on any Distribution Date after the Certificate Principal Amounts [and Notional Amounts] of all of the Certificates have been reduced to zero, but then only to the extent of any funds remaining in the Upper-Tier REMIC (other than investment income earned thereon), if any. It is not anticipated, however, that any such additional distributions will be made on the Class R Certificates.

      Class LR Certificates. The Class LR Certificates represent beneficial ownership of the residual interest in the Lower-Tier REMIC. On each Distribution Date, the Class LR Certificates will be entitled to distributions of interest and principal in accordance with the priorities described above to the extent the Available Distribution Amount for such Distribution Date is sufficient therefor. In addition, the Class LR Certificates will be entitled to receive distributions on any Distribution Date after the Certificate Principal Amounts [and Notional Amounts] of all of the Certificates have been reduced to zero, but then only to the extent of the remaining assets of the Lower-Tier REMIC, if any. It is not anticipated, however, that any such additional distributions will be made on the Class LR Certificates.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date for each Class of Offered Certificates is _______, 20__ (which is the date ___ months after the maturity date of the Mortgage Loan in the Mortgage Pool as of the Cut-Off Date that is the latest to mature of all the Mortgage Loans) and is the Distribution Date on which the aggregate Certificate Principal Amount of such Class is scheduled to be distributed in full, assuming that [(i) there are no prepayments on the Mortgage Loans, (ii) payments in respect of delinquent or defaulted Mortgage Loans are received no later than the last day of the related Due Period or Prepayment Period, as applicable, and (iii) no person exercises its right to effect an early termination of the Trust Fund. See "THE AGREEMENT -- Optional Termination" herein.] The actual final Distribution Date of a Class of Offered Certificates may occur significantly earlier or significantly later (due to prepayments on the Mortgage Loans or to delinquencies or defaults on the Mortgage Loans) than its Final Scheduled Distribution Date. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein and "YIELD CONSIDERATIONS" in the Prospectus.

Example Of Distributions

      The following chart sets forth an example of distributions on the Certificates for the Distribution Date occurring in April
19__:

March [2] - April [1] ....(A)  The Due Period with respect to the April [15] Distribution Date.
                               Monthly Payments due during the
                               Due Period and any Assumed
                               Scheduled Payments deemed to be
                               due during the Due Period will be
                               distributed to Certificateholders
                               on the April [15] Distribution Date to
                               the extent the Available Distribution
                               Amount is sufficient therefor.

March [6] - April [5] ....(B)  The Prepayment Period with respect to the April [15] Distribution
                               Date.  Balloon Payments and Principal
                               Prepayments (together with
                               interest thereon at least to the date
                               of such prepayment) made during
                               the Prepayment Period will be distri-
                               buted to Certificateholders on the
                               April [15] Distribution Date.

March [31] ...............(C)  Record Date for the Certificates.

April [5] ................(D)  Determination Date.

April [15] ...............(E)  Distribution Date.

-------------------------

(A) Monthly Payments due during the Due Period will be deposited in the Lower-Tier Collection Account following receipt by the Master Servicer for distribution to Certificateholders on April [15], 19__.

(B) Balloon Payments and Principal Prepayments made during the Prepayment Period will be deposited in the Lower-Tier Collection Account following receipt by the Master Servicer for distribution to Certificateholders on April [15], 19__.

(C) Distributions on the Certificates will be made to Certificateholders of record at the close of business on the last day of the month preceding the month in which the Distribution Date occurs.

(D) As of the close of business on April [5], the amounts of principal and interest to be passed through to Certificateholders will be determined and not later than the third Business Day prior to the April [15] Distribution Date, the amount of any P&I Advances and Late Remittance Advances will be determined. On or before the [second] Business Day preceding the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will deliver to the Trustee for deposit in the Upper-Tier Collection Account an amount of funds equal to the Available Distribution Amount (less any funds to be distributed to the Holders of the LR Certificates), to the extent funds available for withdrawal from the Lower-Tier Collection Account are sufficient therefor, and immediately after the deposit of such funds in the Upper-Tier Collection Account and prior to the close of business on the Master Servicer Remittance Date, the Trustee will deposit in the Distribution Account an amount of funds equal to the Upper-Tier Available Transfer Amount, plus any funds to be distributed to the Holders of Class LR Certificates (which, together, is equal to the Available Distribution Amount for distribution to the Holders of the Certificates).

(E) The Trustee or any paying agent on behalf of the Trustee will make distributions to Certificateholders on the [15th] day of each month or, if such day is not a Business Day, on the next succeeding Business Day.

Collection and Distribution Accounts

      All payments and collections in respect of the Mortgage Loans will be deposited in an account (the "Lower-Tier Collection Account") established and maintained by the Master Servicer, in the name of the Trustee for the benefit of the Certificateholders, with a depository institution and in a manner acceptable to the Rating Agencies. The amounts (other than amounts distributable with respect to the Class LR Certificates) deposited in the Lower-Tier Collection Account will thereupon be remitted to another account (the "Upper-Tier Collection Account" and, together with the Lower-Tier Collection Account, the "Collection Accounts") established and maintained by the Trustee for the benefit of the Certificateholders, with a depository institution and in a manner acceptable to the Rating Agencies. No later than the business day prior to each Distribution Date, the Master Servicer will remit to an account (the "Distribution Account"), to be established and maintained by the Trustee, all funds on deposit in the Collection Accounts that are required to be distributed to the Certificateholders on such Distribution Date. Such funds, together with the Advances, if any, required to be deposited in the Distribution Account by the Master Servicer, will be available to make distributions of interest on, and in reduction of the Certificate Principal Amounts of, the Certificates on each Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Accounts" in the Prospectus.

[Subordination of the Class ___ and Class ___ Certificates]

      [Description of subordination, if applicable.]

                 SERVICING OF THE MORTGAGE LOANS

The Master Servicer

      __________________________, a ________ corporation (the
"Master Servicer"), will be the Master Servicer and in such capacity will be responsible for servicing the Mortgage Loans, except to the extent they become Specially Serviced Mortgage Loans, in which event the Special Servicer will be responsible for servicing such Mortgage Loans so long as they remain Specially Serviced Mortgage Loans.

      [Add description.]

      The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement and will oversee the servicing of all Mortgage Loans serviced by any subservicer.

      The information set forth herein concerning the Master
Servicer has been provided by the Master Servicer. Accordingly, the Seller, the Special Servicer and the Trustee make no representation or warranty as to the accuracy or completeness of such information.

Specially Serviced Mortgage Loans

      With respect to any Mortgage Loan (i) which has a Balloon Payment which is past due or any other payment, including any Monthly Payment, which is more than 60 days past due or as to which a notice of monetary default has been issued to the related Borrower; (ii) as to which the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the Borrower within 60 days; (iii) as to which the Borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iv) as to which the Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;
(vi) as to which the Mortgaged Property has become an REO Property; or (vii) as to which the Borrower has requested a workout or proposed a modification or has proposed a prepayment other than on the terms expressly contemplated by the related Note, and prior to acceleration of any related Note or commencement of any foreclosure or similar proceedings, the Master Servicer will transfer servicing responsibilities with respect to such Mortgage Loan to the Special Servicer, which will collect and receive payments on such Mortgage Loans and make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loans. The Mortgage Loans serviced by the Special Servicer, including the REO Mortgage Loans, are referred to herein as the "Specially Serviced Mortgage Loans". The Master Servicer shall have no responsibility for the performance by the Special Servicer of the Special Servicer's duties under the Agreement.

      To the extent any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Agreement, becomes a performing Mortgage Loan for at least 90 days, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer.

The Special Servicer

      [Add description]

      [The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. To the extent that assets owned, managed and/or serviced by the Special Servicer and its affiliates are of a type similar to the assets of the Trust Fund, such assets might, depending upon the particular circumstances (including, for example, the location of such assets) compete with the Mortgaged Properties for tenants, purchasers, financing and the like.]

      The information set forth herein concerning the Special
Servicer has been provided by the Special Servicer. Accordingly, the Seller, the Master Servicer and the Trustee make no representation or warranty as to the accuracy or completeness of such information.

      The Special Servicer may resign at any time if it is no longer legally permissible for it to act in such capacity, or may be removed at any time by the Operating Advisor, provided that no such resignation or removal will be effective until a qualified successor Special Servicer has been appointed and has accepted such appointment. Prior to the appointment of any successor Special Servicer, the Trustee must have received a letter from each of the Rating Agencies to the effect that the appointment of such successor Special Servicer would not, in and of itself, result in the reduction of the ratings at the time assigned to any Class of the Certificates.

Servicing Standards

      Under the Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment without taking into account any differing payment priorities among the Classes of Certificates and any conflicts of interest involving it, including with respect to its servicing compensation and advancing obligations), in accordance with the terms of the Agreement and the Mortgage Loans and to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing their own loans.

      Under the Agreement, unless acting at the direction of the Operating Advisor as described below, the Special Servicer is required to service and administer the Mortgage Loans solely in the best interests of, and for the benefit of, the Certificateholders (as determined by the Special Servicer in its reasonable judgment without taking into account any differing payment priorities among the Classes of Certificates and any conflicts of interest involving it, including with respect to its servicing compensation), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it manages similar assets for other portfolios, giving due consideration to customary and usual standards of practice for prudent asset managers. [When acting at the direction of the Operating Advisor, the Special Servicer is required to service and administer the Mortgage Loans as directed by the Operating Advisor, but shall in any event, to the extent consistent with the terms of the Agreement and the Mortgage Loans, act with the same care, skill, prudence and diligence with which it manages similar assets for the other portfolios, giving due consideration to customary and usual standards of practice for prudent asset managers, and act in a manner consistent with the customary and usual standards of practice for prudent asset managers (but not necessarily in the same manner as the Special Servicer would customarily act in managing similar assets for other portfolios). The Special Servicer will have the right to sell certain Specially Serviced Mortgage Loans and REO Properties, subject to certain limitations set forth in the Agreement and to the approval of the Operating Advisor.]

[Representative of the Controlling Class

      Certain actions taken by the Special Servicer must be approved by a representative (the "Operating Advisor") of the Holders of the Class of Certificates that is the Controlling Class at that time. The Special Servicer will be required to provide to the Operating Advisor for approval, among other things, (i) any proposed modification of, or waiver with respect to, a Specially Serviced Mortgage Loan that would result in the extension of the stated maturity of such loan (which extension may be made only in the event of a Borrower default or imminent default and may in no event extend beyond the date two years prior to the Final Scheduled Distribution Date), a reduction in the Mortgage Interest Rate (including a reduction in contingent interest payable thereon), any Monthly Payment or any Prepayment Premium of such loan or a forgiveness of interest on or principal of such loan, (ii) any proposed foreclosure of a Specially Serviced Mortgage Loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure and, in connection therewith, a Phase I environmental assessment, (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon the termination of the Trust Fund as described under "THE AGREEMENT -- Optional Termination" herein) and (iv) any proposal to bring a Mortgaged Property relating to a Specially Serviced Mortgage Loan or an REO Property into compliance with applicable environmental laws. In no event shall any direction of the Operating Advisor to the Special Servicer require the Special Servicer to act other than in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, other than with the same care, skill, prudence and diligence with which the Special Servicer administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent asset managers. Any assignment of the duties of the Special Servicer to any other entity which would result in the release of the Special Servicer from its liabilities under the Agreement will also be subject to approval of the Operating Advisor.

      The Controlling Class will be the Class of Certificates having at any time of determination the largest number of Class Votes, subject to the requirement set forth in the Agreement that control shift to the Class of Certificates having the next greatest number of Class Votes whenever the Class Determination Balance of the then-Controlling Class is less than $________. For purposes solely of determining the Controlling Class, on any date the percentage of Class Votes allocated to any particular Class of Certificates will be equal to the product of (i) the Class Determination Balance of such Class as of such date and (ii) the number of votes per $1,000,000 of Class Determination Balance for such Class. The following number of votes per $1,000,000 of Class Determination Balance will be allocated on the date of initial issuance of the Certificates to each Class indicated (and such number will not thereafter change): ____ for the Class ___ Certificates; ____ for the Class ___ Certificates; and ____ for the Class ___ Certificates. No Class Votes will be allocated to the Residual Certificates.

      The Class Determination Balance of any Class as of any date will equal the Certificate Principal Amount [or Notional Amount] thereof and any applicable Class Unpaid Interest Shortfalls, less any additional writeoff of the Certificate Principal Amount that would have been allocated to such Class of Certificates had the percentage used to determine the Certificate Writeoff on all prior dates of determination been ___% instead of ___%.

      The initial Operating Advisor, which may be a Certificateholder, a corporation or some other entity chosen at the option of the Controlling Class, will be appointed by the Class ___ Certificateholders no later than ____ __, 19__. Upon another Class of Certificates becoming the Controlling Class, the Holders of a majority in aggregate Certificate Principal Amount of such Class will immediately have the right to appoint a new Operating Advisor pursuant to the procedures set forth in the Agreement.]

Advances

      The Master Servicer will be obligated, on the terms set forth in the Agreement, to make cash advances ("P&I Advances") with respect to delinquent Monthly Payments (or Assumed Scheduled Payments deemed due) in respect of any Mortgage Loan (after giving effect, in the case of any modified Mortgage Loan, to any modification in the Monthly Payments thereof), to the extent such P&I Advances (together with interest thereon at the Advance Rate referred to below), in the reasonable judgment of the Master Servicer, will be ultimately recoverable from (i) future payments and collections on such Mortgage Loan (or the related Mortgaged Property or REO Property), (ii) Insurance Proceeds paid under insurance policies required to be maintained with respect to such Mortgage Loan (or the related Mortgaged Property or REO Property), (iii) Liquidation Proceeds from such Mortgage Loan (or the related Mortgaged Property or REO Property), less any Liquidation Expenses in respect thereof, or (iv) net income (if any) received with respect to such Mortgaged Property or REO Property (any such P&I Advance which the Master Servicer is not required to make being referred to herein as a "Nonrecoverable P&I Advance"). Except to the extent the Master Servicer makes a determination that a proposed P&I Advance is a Nonrecoverable P&I Advance, the obligation of the Master Servicer to make P&I Advances with respect to any Mortgage Loan is mandatory and continues until the date a Final Recovery Determination is made in respect of such Mortgage Loan.

      In addition, for any Distribution Date, the Master Servicer will be required to make a cash advance (a "Late Remittance Advance") for any scheduled Monthly Payments that are due (or Assumed Scheduled Payments deemed due) on any Mortgage Loans and are actually paid on a timely basis by the related Borrower to the Special Servicer or any subservicer, but are not remitted to the Master Servicer prior to the Master Servicer Advance Date. Late Remittance Advances with respect to amounts that the Special Servicer or any subservicer for the Special Servicer failed to remit, together with interest thereon, will be reimbursed to the Master Servicer from the Trust Fund as described below. Such Late Remittance Advances are referred to herein as "Reimbursable Late Remittance Advances". Reimbursement of Late Remittance Advances that are attributable to the failure by any subservicer of the Master Servicer to remit collected amounts will not be an obligation of the Trust Fund.

      Not later than the [third] Business Day preceding each Distribution Date, the Master Servicer is required to determine whether and to what extent it is obligated to make any P&I Advance or Late Remittance Advance and the amount thereof. All P&I Advances and Late Remittance Advances in respect of such Distribution Date will be made by the Master Servicer on the Master Servicer Advance Date and will be deposited in the Lower-Tier Collection Account. If the Master Servicer fails to make any required P&I Advance or Late Remittance Advance by the close of business on the Master Servicer Advance Date, the Trustee will be obligated under the Agreement to deliver to the Master Servicer by 3:00 p.m. on the next Business Day notice of such failure and that continuance of such failure for a period of one Business Day will be an Event of Default under the Agreement. See "SERVICING OF THE MORTGAGE LOANS -- Events of Default" in the Prospectus.

      The Master Servicer also will be obligated to make a cash advance ("Property Protection Advance", and collectively with P&I Advances, "Advances") for taxes, insurance premiums and other Property Protection Expenses with respect to any Mortgage Loan (or related Mortgaged Property or REO Property) unless, (a) in the reasonable judgment of the Master Servicer, such Property Protection Advance (together with interest thereon at the Advance
Rate) will not be ultimately recoverable from the sources described in clauses (i) through (iv) of the third preceding paragraph or (b) in the case of a proposed Property Protection Advance for Property Protection Expenses other than taxes and insurance premiums, in the reasonable judgment of the Special Servicer, the aggregate recovery from such Mortgage Loan (or the related Mortgaged Property or REO Property), net of such Property Protection Advance and interest thereon at the Advance Rate, would not exceed, on a present value basis, the aggregate recovery from such Mortgage Loan if the Property Protection Advance were not made by the Master Servicer.

      All P&I Advances, Property Protection Advances and Reimbursable Late Remittance Advances by the Master Servicer will bear interest at the Advance Rate on the unreimbursed amount thereof for each day in a calendar month that such Advance is outstanding. The "Advance Rate", for any day in a calendar month, will be [the prime rate published in the "Money Rates" section of The Wall Street Journal on such day or, if such day is not a business day, on the preceding business day (or the average of such rates if more than one rate is published on such day)].

      Any P&I Advance, Property Protection Advance or
Reimbursable Late Remittance Advance in respect of any Mortgage Loan (including all accrued unpaid interest thereon) will be reimbursed [from all cash collected in the Lower-Tier Collection Account in respect of such Mortgage Loan (and the related Mortgaged Property or REO Property), until such P&I Advance or Property Protection Advance (together with all accrued and unpaid interest thereon) is reimbursed in full (assuming in each case that amounts applied to repay the foregoing advances are applied first to the advances most recently made), unless the Master Servicer determines that all or part of the P&I Advances, Property Protection Advances and Reimbursable Late Remittance Advances then outstanding (together with interest thereon) will not be ultimately recoverable from amounts remaining in the Trust Fund.
To the extent the Master Servicer makes such a determination, such amounts will be reimbursed from the Available Distribution Amount on each Distribution Date thereafter prior to the making of any distribution in respect of any Class of Certificates].

      All P&I Advances for delinquent principal and interest payments on Specially Serviced Mortgage Loans (including REO Mortgage Loans) and all Property Protection Advances for taxes, insurance premiums and other Property Protection Expenses with respect to any REO Properties and any other Mortgaged Properties relating to Specially Serviced Mortgage Loans will be funded by the Master Servicer to the same extent that the Master Servicer is required to make such Advances on any other Mortgage Loan. Although the Special Servicer will not be required to make any Property Protection Advances regarding Specially Serviced Mortgage Loans and REO Properties, under the Agreement the Special Servicer will be required to advise the Master Servicer of the amount of funds that the Master Servicer must advance to cover a particular Property Protection Expense and to provide the Master Servicer with the information necessary to determine whether such Advance would be nonrecoverable, and the Master Servicer will promptly make any Property Protection Advance with respect thereto, subject only to the limitations set forth in the third immediately preceding paragraph.

      The obligation of the Master Servicer to advance funds as described above is intended to provide limited liquidity but not to ensure against ultimate losses.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement will come from the payment to it or retention by it, with respect to each Mortgage Loan, of the Servicing Fee. Since the aggregate unpaid principal balance of the Mortgage Loans generally will decline over time, the Master Servicer's servicing compensation ordinarily will decrease as the Mortgage Loans amortize.

      The Servicing Fee with respect to each Mortgage Loan and for any Due Period is the product of the Servicing Fee Rate and the unpaid Scheduled Principal Balance of such Mortgage Loan immediately prior to the application of the principal portion of the Monthly Payment due on the Due Date in such Due Period calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee Rate is the rate per annum equal to (i) ____% with respect to each Mortgage Loan other than a Specially Serviced Mortgage Loan and (ii) ____% with respect to each Specially Serviced Mortgage Loan. The Master Servicer will be responsible for paying, exclusively for its own account out of the portion of the Servicing Fee based on the Servicing Fee Rate, certain ongoing expenses associated with the Mortgage Loans and incurred by it in connection with its responsibilities under the Agreement, including the annual fees and expenses of the Trustee and the Basic Fee (as defined below) of the Special Servicer.

      [In addition, the Master Servicer will be entitled to receive, as additional compensation, any interest or other investment income earned on funds deposited in the Collection Accounts and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account. The Master Servicer will be entitled to retain as additional servicing compensation any late payment charges (but not default interest) received in respect of a Mortgage Loan it is then servicing.]

      The Special Servicer's principal compensation for its activities under the Agreement will come from payment to it or retention by it, with respect to each Mortgage Loan, of the Special Servicer Fee. The Special Servicer Fee will include [(x) a fee (the "Basic Fee"), which will be an obligation of the Master Servicer, calculated at a rate equal to ____% per annum on the Scheduled Principal Balance of each Mortgage Loan, (y) an additional fee (the "Supplemental Special Servicer Fee") equal to the excess, if any, of (i) an aggregate amount calculated at a rate equal to ____% per annum on the Scheduled Principal Balance of each Specially Serviced Mortgage Loan, over (ii) the Basic
Fee, which will be an obligation of the Trust Fund, payable from the Lower-Tier Collection Account or, if applicable, the applicable REO Account, and (z) a fee (the "Workout Fee"), which will be an obligation of the Trust Fund, equal to a fixed percentage (the "Workout Fee Rate") of net collections and net proceeds received with respect to each Mortgage Loan as to which it is acting or at any time acted as special servicer (including those for which servicing has been returned to the Master
Servicer). The Workout Fee Rate will be (i) ____% for each
Mortgage Loan with a Scheduled Principal Balance as of the Cut-Off Date greater than $____________, (ii) ____% for each Mortgage Loan with a Scheduled Principal Balance as of the Cut-Off Date greater than $_____________ but less than or equal to $_____________, (iii)
____% for each Mortgage Loan with a Scheduled Principal Balance as of the Cut-Off Date greater than $____________ but less than or equal to $____________ and (iv) ____% for each Mortgage Loan with a Scheduled Principal Balance as of the Cut-Off Date less than or equal to $_________. Notwithstanding the foregoing, the Workout Fee with respect to any net Liquidation Proceeds received in connection with a sale of REO Property or upon a Final
Recovery Determination for any Mortgage Loan will equal the product of (a) the otherwise applicable Workout Fee Rate referred to in the preceding sentence times (b) a fraction the numerator of which is equal to the net Liquidation Proceeds received (after payment of all other fees and expenses with respect thereto) and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan and accrued and unpaid interest thereon times (c) such net Liquidation Proceeds.]

                            [CREDIT ENHANCEMENT]

      [If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, include a description of
(a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein,
(c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.]

          YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Weighted Average Lives Of The Offered Certificates

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor, and in the case of the Offered Certificates, refers to the average amount of time from the date of issuance thereof until the Certificate Principal Amount [or, in the case of the Class IO Certificates, the Notional Amount] thereof, is reduced to zero. The weighted average lives of the Offered Certificates will be affected by the rate at which principal payments (including Principal Prepayments) on the Mortgage Loans are made.

      Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model" or "CPR") represents an assumed constant rate of prepayments each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund. The Seller does not make any representations or warranties about the appropriateness of the CPR model used herein. The discussion in the paragraphs below is meant to be illustrative of the effect of Principal Prepayments on the Offered Certificates. There can be no assurance that the Mortgage Loans will prepay or, if so, at any particular rate.

      The tables of percentages of initial Certificate Principal Amount outstanding (the "Weighted Average Life Tables") for the Class ___, Class ___, Class ___, Class LR and Class R Certificates, in each case, at the respective percentages of CPR, set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Principal Amount of such Classes of Certificates that would be outstanding after each of the dates shown at the indicated percentages of CPR. Except as indicated below, the Weighted Average Life Tables have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein, assuming that interest on each Mortgage Loan is calculated on the basis of a 360-day year of twelve 30-day months, and using the following additional assumptions: [(i) the Mortgage Loans prepay ([without Prepayment Premiums and] without regard to any applicable lockout provisions) at the indicated percentage of the CPR; (ii) that distributions on the Certificates are received, in cash, on the [15th] day of each month, commencing __________ [15], 19__; (iii) with respect to the table assuming no extensions, that no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Borrowers of principal and interest on the Mortgage Loans occur; (iv) with respect to the tables assuming extensions, that with respect to the Mortgage Loans that provide for Balloon Payments (a) for each respective table, the maturity dates of such Mortgage Loans are extended to the earlier of (1) a date three years or five years, as applicable, after their stated maturity dates and (2) if applicable, the end of their amortization terms, in each case, as in effect on the Cut-Off Date, (b) their Monthly Payments after extension are the same as they were prior to extension, (c) no Workout Fee or Supplemental Special Servicer Fee following extension is payable, and no reduction in the Servicing Fee Rate occurs, with respect thereto and (d) apart from the assumed extensions, there are no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Borrowers of principal and interest on such Mortgage Loans;
(v) prepayments represent proportionate payment of individual Mortgage Loans, are received on the respective Due Dates, include 30 days' interest thereon and result in a proportionate reduction in the principal and interest payments on the individual Mortgage Loans; (vi) there are no repurchases or substitutions of Mortgage

Loans by the Seller; (vii) the Certificates are acquired on _____, 199_; (viii) no call option in respect of any Mortgage Loan or right of optional termination of the Trust Fund is exercised; (ix) [no negative amortization arises in respect of the Negatively Amortizing Loans;] and (x) the initial Certificate Principal Amount of each of the Class R Certificates and the Class LR Certificates is $____.] The foregoing assumptions are referred to herein as the "Mortgage Loan Assumptions".

      The actual performance of the Mortgage Loans will vary from the Mortgage Loan Assumptions made in preparing the Weighted Average Life Tables set forth below. In particular, actual prepayments are not likely to occur at constant rates or at the assumed rates and the terms of extension are not likely to be uniform, and variations in prepayment speeds and extension terms, even if averaging to the same constant prepayment rate over time and to the same weighted average extension term, may have different effects on the payment rates of the Offered Certificates. Furthermore, not all Mortgage Loans providing for Balloon Payments at maturity are expected to be extended or to be extended for the assumed terms, and prepayments and extensions may apply disproportionately to Mortgage Loans with different Mortgage Interest Rates. There can be no assurance as to the actual rates of prepayment or extension of the Mortgage Loans or as to variations in applicable interest rates. Finally, certain prepayments and Balloon Payments received at maturity in respect of Mortgage Loans with maturity dates prior to the respective Assumed Due Dates may result in Prepayment Interest Shortfalls. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Allocation of Excess Prepayment Interest Shortfall".

      Furthermore, the actual terms of the Offered Certificates and the Agreement vary to some degree from the Mortgage Loan Assumptions made in preparing the Weighted Average Life Tables in that: (i) any extension of a Mortgage Loan will occur only under circumstances in which such Mortgage Loan has become a Specially Serviced Mortgage Loan subject to deduction of a Workout Fee and the Supplemental Special Servicer Fee, if applicable, from all future Monthly Payments; and (ii) the terms of any extension permitted under the Agreement may require an increase or allow a decrease in the Mortgage Interest Rate or the Monthly Payment, rather than providing for continuation of the same terms.

                PERCENTAGE OF INITIAL CERTIFICATE
             PRINCIPAL AMOUNT OUTSTANDING AT VARIOUS
           PERCENTAGES OF THE CONSTANT PREPAYMENT RATE
                  ASSUMING NO BALLOON EXTENSIONS

                         CLASS R AND LR          CLASS ___ AND CLASS ___
                          CERTIFICATES                CERTIFICATES
                    -------------------------   -------------------------
                    CPR   CPR  CPR   CPR  CPR   CPR  CPR   CPR   CPR  CPR
                    [0%    3%   5%    7%  10%    0%   3%    5%    7%  10%
                    ---    --   --    --  ---    --   --    --    --  ---
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....



                     CLASS ___ CERTIFICATES
                    -------------------------
                    CPR  CPR   CPR   CPR  CPR
                     0%   3%    5%    7% 10%]
                     --   --    --    -- ----
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....



---------------------
* Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of each Class of Offered Certificates is determined by (i) multiplying the amount of each assumed principal distribution received on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                      PERCENTAGE OF INITIAL CERTIFICATE
                   PRINCIPAL AMOUNT OUTSTANDING AT VARIOUS
                 PERCENTAGES OF THE CONSTANT PREPAYMENT RATE
                   ASSUMING THREE-YEAR BALLOON EXTENSIONS

                         CLASS R AND LR          CLASS ___ AND CLASS ___
                          CERTIFICATES                CERTIFICATES
                    -------------------------   -------------------------
                    CPR   CPR  CPR   CPR  CPR   CPR  CPR   CPR   CPR  CPR
                    [0%    3%   5%    7%  10%    0%   3%    5%    7%  10%
                    ---    --   --    --  ---    --   --    --    --  ---
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....



                     CLASS ___ CERTIFICATES
                    -------------------------
                    CPR  CPR   CPR   CPR  CPR
                     0%   3%    5%    7% 10%]
                     --   --    --    -- ----
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....

---------------------
* Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of each Class of Offered Certificates is determined by (i) multiplying the amount of each assumed principal distribution received on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                      PERCENTAGE OF INITIAL CERTIFICATE
                   PRINCIPAL AMOUNT OUTSTANDING AT VARIOUS
                 PERCENTAGES OF THE CONSTANT PREPAYMENT RATE
                    ASSUMING FIVE-YEAR BALLOON EXTENSIONS

                         CLASS R AND LR          CLASS ___ AND CLASS ___
                          CERTIFICATES                CERTIFICATES
                    -------------------------   -------------------------
                    CPR   CPR  CPR   CPR  CPR   CPR  CPR   CPR   CPR  CPR
                    [0%    3%   5%    7%  10%    0%   3%    5%    7%  10%
                    ---    --   --    --  ---    --   --    --    --  ---
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....



                     CLASS ___ CERTIFICATES
                    -------------------------
                    CPR  CPR   CPR   CPR  CPR
                     0%   3%    5%    7% 10%]
                     --   --    --    -- ----
Distribution Date:
Initial Percentage.
_____________, 19__.
_____________, 19__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
_____________, 20__.
Weighted Average Life
(years)(1).....

---------------------
* Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of each Class of Offered Certificates is determined by (i) multiplying the amount of each assumed principal distribution received on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

[Yield on Class IO Certificates

      The Holders of Class IO Certificates (the "Class IO Certificates") are not entitled to receive distributions in respect of principal. Distributions on the Class IO Certificates on each Distribution Date will be made in respect of interest on their respective Notional Amounts to the extent described above under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributions of Interest." To the extent distributions are made that reduce (or eliminate) the Scheduled Principal Balances of the Mortgage Loans upon which the Notional Amount of the Class IO Certificates is based, the amount distributable in respect of interest on the Class IO Certificates will be correspondingly reduced or eliminated.

      Accordingly, the yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of Principal Prepayments on the Mortgage Loans. Investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of Principal Prepayments on [some or all of] the Mortgage Loans, could result in the failure of investors in the Class IO Certificates to fully recoup their investment[, notwithstanding the fact that the adverse effect on the yield to maturity on the Class IO Certificates that may result from such Principal Prepayments will be mitigated, in part, by the distribution under the Agreement to such Class IO Certificates of its respective percentage of the Prepayment Premium Amount]. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributions of Interest" herein. Any optional termination of the Trust Fund will have an adverse effect on the yield to maturity of any outstanding Class IO Certificates, because a termination will have the same effect as a prepayment in full of the Mortgage Loans. See "THE AGREEMENT -- Optional Termination" herein.

      The tables below (the "Class IO Certificate Sensitivity Tables") indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates to various constant prepayment rates. The yields set forth in the Class IO Certificate Sensitivity Tables below were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase prices of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. The Class IO Certificate Sensitivity Tables also indicate the CPR percentage for the Class IO Certificates (at the assumed purchase prices set forth below for such Class [and disregarding any Prepayment Premiums that may be received]) at which the pre-tax yield to maturity on such Class IO Certificates approximates 0%. Accordingly, if the actual prepayment rate of the Mortgage Loans were to exceed such percentage for as little as one month (while equaling such rate for other months), investors in such Class of Certificates may not fully recoup their investments. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

      The Class IO Certificate Sensitivity Table below has been prepared on the basis of the Mortgage Loan Assumptions, except that [(i)] the aggregate purchase prices of the Class IO Certificates are as set forth in the table, which include accrued interest thereon from _______ 1, 199_, [and (ii) it is assumed that no Balloon Payment is extended beyond the maturity date of the related Mortgage Loan in effect as of the Cut-Off Date.]

           Sensitivity of the Class IO Certificates to
                Principal Prepayments Assuming No
                        Balloon Extension:
                    Pre-Tax Yields to Maturity

                                                          Percentage of
  Assumed                                                 CPR at which
Purchase Price            Percentages of CPR              Yield = 0%
--------------   --------------------------------------   -------------
                 [0%      3%      5%       7%      10%]
                 ---      --      --       --      ----
$                 %        %       %        %        %            %

      There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of such Certificates will be as assumed. In addition, it is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of such Mortgage Loans will prepay at the same rate. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any Class IO Certificates.]

[Yield on Class PO Certificates

      The Class PO Certificates will be principal only certificates and will not bear interest. If such Certificates are offered at a substantial discount to their original Certificate Principal Amount, lower than anticipated rates of prepayments on the Mortgage Loans will have a negative effect on the pre-tax yield to maturity of the Class PO Certificates.

      The tables below (the "Class PO Sensitivity Tables") indicate the sensitivity of the pre-tax yield to maturity (on a corporate bond equivalent basis) of the Class PO Certificates under the different constant prepayment rates indicated. The yields set forth in the Class PO Sensitivity Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class PO Certificates, and by converting such monthly discount rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions of principal on the Class PO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

      The yields in the Class PO Sensitivity Table below were calculated on the basis of the expected characteristics of the Mortgage Loans and on the basis of the Mortgage Loan Assumptions except that (i) the aggregate purchase price of the Class PO Certificates was assumed to be equal to the percentage of the initial Class PO Certificate Principal Amount set forth in such table [and (ii) it was assumed that no Balloon Payment is extended beyond the maturity date of the related Mortgage Loan in effect as of the Cut-Off Date].

           Sensitivity of the Class PO Certificates to
                Principal Prepayments Assuming No
                        Balloon Extension:
                    Pre-Tax Yields to Maturity

  Assumed
 Purchase
   Price                Percentages of CPR
----------     --------------------------------------
               [0%      3%       5%      7%      10%]
__% of par      %        %        %       %        %

      There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the Class PO Sensitivity Table or at any other particular rate, that the pre-tax yields to maturity on the Class PO Certificates will correspond to any of the pre-tax yields shown herein, or that the aggregate purchase price of the Class PO Certificates will be as assumed. The rate of distribution of principal of the Class PO Certificates will be affected by disproportionate payments of such Mortgage Loans having different interest rates. As a result, the pre-tax yield to maturity on the Class PO Certificates may differ from those shown in the Class PO Sensitivity Tables even if all such Mortgage Loans prepay at the indicated constant percentages of CPR. In addition, it is not likely that such Mortgage Loans will prepay at a constant level of CPR until maturity or that all of such Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase a Class PO Certificate.]

                                THE AGREEMENT

Representations and Warranties

      [The Originator has made certain representations and warranties to the Seller regarding the Mortgage Loans, as summarized in Annex B. On the Closing Date, the Seller will assign its rights under such representations and warranties to the Trustee for the benefit of the Certificateholders.] [On the Closing Date, the Seller will make certain representations and warranties regarding the Mortgage Loans, as summarized in Annex B.] Upon the discovery or notice of a breach of any of such representations or warranties (other than the representations and warranties regarding the tax status of the Mortgage Loans described in clause __ of Annex B) that adversely and materially affects the interests of Certificateholders, then within 90 days of the [Seller's] [Originator's] discovery of such breach or its receipt of notice of such breach, the [Seller] [Originator] is required to either (1) cure such breach in all material respects,
(2) repurchase the related Mortgage Loan which is the subject of such breach or (3) during the two years following the Closing Date, and subject to approval of the Rating Agencies and to certain restrictions to ensure that the tax status of the two REMICs is not jeopardized, replace such Mortgage Loan with another Mortgage Loan that, under the Agreement, has substantially the same terms as such Mortgage Loan being replaced.

      In the event of a breach of the [Seller's] [Originator's] representation and warranty to the effect that each Mortgage Loan is a "qualified mortgage" within the meaning of the REMIC Provisions of the Code, the [Seller] [Originator] will repurchase the affected Mortgage Loan within 90 days of discovery of such breach (provided such breach is not cured during such 90 day period) or, subject to Rating Agency approval and to certain restrictions to ensure that the tax status of the two REMICs is not jeopardized, replace such Mortgage Loan with another Mortgage Loan that, under the Agreement, has substantially the same terms as such Mortgage Loan being replaced. See "FEDERAL INCOME TAX CONSEQUENCES -- REMIC Elections" in the Prospectus.

The Trustee

      ________________________ will act as Trustee under the Agreement. The office from which ____________________________
will perform its duties as Trustee under the Agreement is located at ____________________________, Attention:
_________________________. __________________ is a [national banking association].

Statements to Certificateholders

      The Trustee will prepare and forward on each Distribution Date to each Certificateholder and to the Seller, the Master Servicer, the Special Servicer and the Underwriters a Distribution Date statement setting forth, to the extent applicable: (i) the amount, if any, of such distribution to the Holders of each Class of Certificates [(other than the Class IO Certificates)] applied to reduce the respective Certificate Principal Amounts thereof; (ii) the amount of such distribution to Holders of each Class of Certificates [(other than the Class PO Certificates)] allocable to (a) the Class Interest Distribution Amount and (b) any Class Unpaid Interest Shortfall included in such distribution; [(iii) the amount by which such distribution in respect of interest to Holders of each Class of Certificates [(other than the Class PO Certificates)] was reduced by the allocation of Certificate Negative Amortization and Excess Prepayment Interest Shortfall; (iv) the aggregate Certificate Principal Amount of each Class of Certificates [(other than the Class IO Certificates)] before and after giving effect to the distribution made on such Distribution Date [(separately identifying, in the case of each Class of Certificates, the amount added to the Certificate Principal Amount of each such Class in respect of such Distribution Date on account of Certificate Negative Amortization]; [(v) the aggregate Notional Amount of each Class of Class IO Certificates before and after giving effect to the distributions made on such Distribution Date;] (vi) the aggregate amount of Principal Prepayments made [and Prepayment Premiums received] during the related Prepayment Period; (vii) the aggregate Class Unpaid Interest Shortfall remaining undistributed, if any, for each Class of Certificates [(other than the Class PO Certificates)] after giving effect to the distribution made on such Distribution Date; (viii) the Certificate Factor with respect to each Class of Certificates applicable to such Distribution Date; (ix) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer; (x) the aggregate outstanding amount of Property Protection Advances (including accrued and unpaid interest thereon) made by the Master Servicer as of the related Determination Date; (xi) the number and aggregate outstanding amount of P&I Advances (including accrued and unpaid interest thereon) in respect of each of the Mortgage Loans, as of such Distribution Date; and (xii) the amount, if any, by which the Certificate Principal Amount of any Class of Certificates was written off pursuant to the Agreement.

      In the case of information furnished pursuant to subclauses
(i), (ii), (iv), [(v)] and (xii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate.

      Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in subclauses (i) and (ii) only above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code.

      In addition, the following monthly reports will be made available to Certificateholders:

      (i) a Mortgage Loan Status Report, which provides updated information as set forth in the tables contained herein under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing will be made available electronically;

     (ii) a Comparative Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for each of the then [100] largest Mortgage Loans;

    (iii) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO
           Properties;

     (iv) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;

      (v) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially
           Serviced Mortgage Loans;

     (vi) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and

    (vii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming
           Specially Serviced Mortgage Loans.

      The Master Servicer and the Special Servicer each will make its records relating to the Mortgage Loans available to Certificateholders for their review, during normal business hours and upon reasonable prior notice.

Optional Termination

      [The Master Servicer, the Holders of the Class LR or Class R Certificates, or, if all Mortgage Loans are then Specially Serviced Mortgage Loans, the Special Servicer (the "Possible Purchasers"), may effect termination of the Trust Fund on any Distribution Date after the date on which the aggregate Certificate Principal Amount of the Certificates is reduced to less than __% of the initial aggregate Certificate Principal Amount thereof, by purchasing all the assets of the Trust Fund at a purchase price, payable in cash, in an amount not less than the greater of (x) 100% of the then outstanding aggregate Certificate Principal Amount of the Class ___, Class ___, Class ___, Class ___, and [Class PO] Certificates plus accrued and unpaid interest, if any, thereon to the date of purchase, plus the fair market value of [the Class IO Certificates and] the Residual Certificates, determined as provided in the Agreement, plus all unreimbursed P&I Advances, Property Protection Advances and Reimbursable Late Remittance Advances (including accrued unpaid interest thereon) and all other obligations of the Trust Fund then due and payable and (y) the aggregate fair market value of the Mortgage Loans and any other property in the Trust Fund as of the date of repurchase, determined as provided in the Agreement. The Agreement provides that the Possible Purchaser who will be entitled to purchase the assets of the Trust Fund will be the Possible Purchaser who offers to pay the highest price for the assets of the Trust Fund, within 30 days following receipt of notice from any Possible Purchaser of notice of optional termination of the Trust Fund.] The proceeds of such sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Such sale will effect a termination of the Trust Fund and an early retirement of the Certificates. Such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of the Upper-Tier REMIC and the Lower-Tier REMIC under Section 860F of the Code.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

State Law Considerations

      The following discussion contains summaries of certain legal aspects of mortgage loans in ___________ (approximately ____% of the Mortgage Pool by Initial Pool Balance and
____________ (approximately ____% of the Mortgage Loans by Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. [If a Trust Fund contains a substantial concentration of Mortgage Loans in a single state, insert a description of material differences, if any, between the legal aspects of Mortgage Loans in such state and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in the Prospectus.]

Environmental Considerations

      The Agreement will provide that the Special Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject the Trust Fund to liability under CERCLA or comparable laws unless the Special Servicer has previously determined, based upon a Phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments that is reasonably satisfactory to the Trustee [and satisfactory to the Operating Advisor], that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management, presence or disposal of any Hazardous Substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This is required of the Special Servicer to effectively preclude enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Special Servicer, will in fact insulate the Trust Fund from liability for Environmental Conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof.

                 FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Seller will cause elections to be made to treat the Trust Fund as two "real estate mortgage investment conduits" (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC, respectively). The Class ___, Class ___, Class ___, Class ___, [Class PO] and [Class IO] Certificates will be designated as REMIC regular interests in the Upper-Tier REMIC and the Class R Certificates will be designated as the REMIC residual interest in the Upper-Tier REMIC. The Class LR Certificates will be designated as the REMIC residual interest in the Lower-Tier REMIC. As REMIC regular interests, the Certificates other than the Residual Certificates generally will be treated as debt for federal income tax purposes. Holders of the Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.

      The Class ___ Certificates will, and the Class ___ Certificates may, be treated for federal income tax reporting purposes as having been issued with original issue discount. The assumptions that will be used in determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes will be a _% constant prepayment rate and a Balloon Loan extension of _ years (as discussed under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate or that the average extension of Balloon Loans will be that period or any other period.

      The Offered Certificates generally will be treated as "real estate assets" for real estate investment trusts ("REITs") in the same proportion that the assets in the Lower-Tier REMIC would be so treated. The Offered Certificates generally will be treated as "loans secured by an interest in real property" for domestic building and loan associations only to the extent the Mortgage Loans are secured by multifamily apartment buildings. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that the Offered Certificates are treated as "real estate assets."

      A holder of a Class R or Class LR Certificate will be required to include the taxable income or loss of the applicable REMIC in determining its federal taxable income. It is anticipated that all or a portion of the income derived from a Class R or Class LR Certificate will be "excess inclusion" income, which is treated as unrelated business taxable income to Certificateholders that are tax-exempt entities and is not subject to exemption from or reduction in withholding in the case of Certificateholders that are foreign persons. Holders of Class R Certificates, including thrift institutions, will not be entitled to use other deductions or losses, including net operating losses, to offset such income. In addition, the Internal Revenue Service may disregard transfers of Class R and Class LR Certificates, with the result that the transferor will continue to be treated as the owner of the Class R or Class LR Certificate.

      Ownership of a Class R or Class LR Certificate by a pass-through entity could cause an annual tax to be imposed on such pass-through entity if any interest therein is held by a "disqualified organization," within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), including a government entity or any other tax-exempt organization that is not subject to tax on unrelated business taxable income. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

      The Class R and Class LR Certificates may not be transferred, sold, pledged or otherwise assigned unless prior to such transfer, the proposed transferee delivers to the Trustee an affidavit certifying, among other things, that such transferee is not a "disqualified organization," within the meaning of the Code. If, notwithstanding such restrictions, a Class R or Class LR Certificate is transferred to a "disqualified organization," a substantial tax may be imposed on the transferor. In the case of a transfer to or from a non-U.S. person, certain additional conditions must be satisfied prior to the transfer of a Class R or Class LR Certificate. In addition to the foregoing, transfer of Class R and Class LR Certificates may be disregarded with the result that the transferor will continue to be treated as the owner of the Class R or Class LR Certificate. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                       ERISA CONSIDERATIONS

      [The characteristics of the Offered Certificates will not meet the requirements of any exemption from the application of the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Accordingly, the Offered Certificates may not be acquired by any employee benefit plan within the meaning of Section 3(3) of ERISA or
Section 4975 of the Code. See "ERISA CONSIDERATIONS" in the
Prospectus.]

      [Describe other applicable ERISA considerations.]

                 LEGAL INVESTMENT CONSIDERATIONS

      [The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. The Offered Certificates, other than the Class [ ], Class [ ][, and Class [ ]] Certificates, will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose investment activities are subject to review by federal, state or other regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Offered Certificates constitute legal and qualified investments for them. See "LEGAL INVESTMENT" in the Prospectus.]

      [Describe other applicable SMMEA considerations.]

                         USE OF PROCEEDS

      [The Seller will apply the net proceeds of the sale of the Offered Certificates towards the acquisition of the Mortgage
Loans.]

                       PLAN OF DISTRIBUTION

      Subject to the terms and conditions of the Underwriting Agreement dated __________ __, 199_ among the Seller and Goldman, Sachs & Co., an affiliate of the Seller (the "Underwriters"), the Class ___, Class ___, [Class PO,] [Class IO], Class R and Class LR Certificates (the "Offered Certificates") offered hereby are being purchased from the Seller by the Underwriters upon issuance. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from Seller in the form of underwriting discounts.

      The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities
Act of 1933, as amended.

                          LEGAL MATTERS

      Certain legal matters relating to the Offered Certificates will be passed upon for the Seller by _________________________ and for the Underwriters by ____________________. The material federal income tax consequences of the Offered Certificates will be passed upon for the Seller by ______________________________.

                             RATINGS

      It is expected that the Class ___ and Class ___ Certificates will be rated at least "__" by __________ [and "__" by __________] and that the Class ___ and Class ___ Certificates will be rated at least "__" by _________ [and "__" by __________]. It is a condition of the issuance of the Offered Certificates that the Class _ Certificates be rated not lower than "___" by __________ [and "__" by __________]. The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. Such rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the timing or frequency of principal prepayments by mortgagors or the degree to which such prepayments might differ from those originally anticipated and, as a result, that the Class ___ and Class ___ Certificateholders might suffer a lower than anticipated yield, or may fail to fully recover their investment. In addition, ratings on mortgage pass-through certificates do not address the receipt of prepayment premiums or the timing or frequency of the receipt thereof.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the frequency of prepayments of mortgage loans or the corresponding effect on yield to investors. The Seller will request a rating of the Offered Certificates by [one or] both of the Rating Agencies. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

                             ANNEX A


                      MORTGAGE LOAN SCHEDULE

                             ANNEX B


                  REPRESENTATIONS AND WARRANTIES

      [The Seller hereby represents and warrants that it is the beneficiary of the representations and warranties made by the Responsible Party in the Mortgage Purchase Agreement dated _____________ __, 199_ between the Seller and the Responsible Party that it has validly assigned to the Trustee and the Trustee is the beneficiary of such representations and warranties, and that such representations and warranties are as follows:

As to each Mortgage Loan, as of the date specified below or, if no such date is specified, as of the Closing date, except as otherwise specified herein:

      (i) As of the time of transfer to the Seller the Responsible Party has good and marketable title to the related Note and Mortgage and is the sole owner and holder of such Mortgage Loan, has full right and authority to sell and assign the related Mortgage Loan documents, and is transferring such Mortgage Loan to the Trust Fund free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature;

      (ii) Each of the Mortgage Loan documents is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Responsible Party has no actual knowledge of anything that would lead it to believe that the maker of any of the Mortgage Loan documents was not authorized to execute and deliver, or did not duly execute and deliver, such instruments and agreements; there is no valid offset, defense or counterclaim or right of rescission to any Mortgage Loan document, including the obligation of the mortgagor to pay the unpaid principal of and interest on the Note, which arises from the actions or omissions of the Responsible Party and the Responsible Party has not received any notice, and otherwise has no actual knowledge, with respect to any such offset, defense, counterclaim or right of rescission;

      (iii) The terms of the related Mortgage Loan documents have not been impaired, waived, altered or modified in any material respect, except as evidenced by documents that reflect such matters or the consequences thereof and that are contained in the Responsible Party's files which have been made available to the Trustee by delivery to the Master Servicer and which have been recorded, if necessary; the related mortgagor or guarantor has not been released, in whole or in part, from its obligations, if any, under the related Mortgage Documents, other than pursuant to the terms of such Mortgage Loan documents or releases previously approved in writing by or on behalf of the Responsible Party or any Affiliate thereof, copies of which are contained in the Responsible Party's files which have been made available to the Trustee by delivery to the Master Servicer;

      (iv)(a) As of the Cut-Off Date, there is no monetary default or event of acceleration existing under any of the related Mortgage Documents, and (b) the Responsible Party has not received any notice and otherwise has no actual knowledge that there exists any material non-monetary default, breach, violation or event of acceleration under any of the related Mortgage Loan documents or any event which, with the passing of time or the giving of notice, would constitute a material non-monetary default;

      (v) All federal, state and local laws, rules and regulations applicable to the origination of such Mortgage Loan, including without limitation, usury laws and laws relating to equal credit opportunity, real estate settlement procedures and disclosure requirements, have been satisfied or complied with in all material respects. The related Borrower represented at the Origination Date of such Mortgage Loan that the related Mortgaged Property was in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including without limitation those relating to zoning and building requirements;

      (vi) To the extent required under applicable law, the Originator was authorized on the Origination Date thereof to originate, and any servicer thereof was authorized to service, such Mortgage Loan in the jurisdiction in which the related Mortgaged Property is located at all times when the Originator and the Seller held the Mortgage Loan;]

      [List any additional representations and warranties made by the Responsible Party.]

**********************************************************************
*  Information contained herein is subject to completion or          *
*  amendment. A registration statement relating to these securities  *
*  has been filed with the Securities and Exchange Commission. These *
*  securities may not be sold nor may offers to buy be accepted      *
*  prior to the time the registration statement becomes effective.   *
*  This prospectus shall not constitute an offer to sell or the      *
*  soliciation of an offer to buy nor shall there be any sale of     *
*  these securities in any State in which such offer, solicitation   *
*  or sale would be unlawful prior to registration or qualification  *
*  under the securities laws of any such State.                      *
**********************************************************************


 SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 25, 1997

-----------------------------------------------------------------
                            PROSPECTUS
-----------------------------------------------------------------


               GS MORTGAGE SECURITIES CORPORATION II
                              Seller
                 Commercial Mortgage Pass-Through
                 Certificates (Issuable in Series)

      GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

      Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become Specially Serviced Mortgage Loans (as described in such Prospectus Supplement) will be serviced by a Special Servicer identified therein.

      The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

      The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each a "REMIC"), for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a "financial asset securitization investment trust" ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR
ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE
CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS
ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS
ASSOCIATED WITH THAT CLASS.

      THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE
4 HEREIN. THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS OF OFFERED CERTIFICATES POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

      THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS PURCHASE PRICE, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. MORTGAGE LOAN PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

     -     FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE
           YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY
           INTEREST-ONLY CLASSES, PURCHASED AT A PREMIUM OVER
           THEIR PRINCIPAL AMOUNTS.

     -     SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE
           YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY
           PRINCIPAL-ONLY CLASSES, PURCHASED AT A DISCOUNT TO
           THEIR PRINCIPAL AMOUNTS.

      -    SMALL DIFFERENCES IN THE ACTUAL CHARACTERISTICS OF
           THE MORTGAGE LOANS CAN AFFECT THE WEIGHTED AVERAGE
           LIVES AND YIELDS OF THE OFFERED CERTIFICATES.

      SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS
PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.


---------------

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Offered Certificates. Offerings of certain Classes of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

      There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop for the Offered Certificates of any Series or, if it does develop, that it will continue.

      This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus
Supplement.

THE DATE OF THIS PROSPECTUS IS ___________ __, 199__

                      PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to each Series of Offered Certificates will, among other things, set forth with respect to such Series of Offered Certificates, to the extent applicable thereto: (i) any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the Mortgage Pool, used in structuring the transaction; (ii) the identity of each Class within such Series; (iii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining such rate) and the authorized denominations of each Class of Offered Certificates of such Series; (iv) certain information concerning the Mortgage
Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the Cut-Off
Date for such Series of Offered Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (v) the identity of the Master Servicer; (vi) the identity of the Special
Servicer, if any, and the characteristics of any Specially
Serviced Mortgage Loans; (vii) the method of selection and powers of any Operating Advisor directing and approving actions of the Special Servicer; (viii) the circumstances, if any, under which the Offered Certificates of such Series are subject to redemption prior to maturity; (ix) the final scheduled distribution date of each Class of Offered Certificates of such Series; (x) the method used to calculate the aggregate amount of principal available and required to be applied to the Offered Certificates of such Series on each Distribution Date; (xi) the order of the application of principal and interest payments to each Class of Offered Certificates of such Series and the allocation of principal to be so applied; (xii) the extent of subordination of any Subordinate Certificates; (xiii) the principal amount of each Class of Offered Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (xiv) the Distribution Dates for each Class of Offered Certificates of such Series; (xv) the representations and warranties to be made by the Seller and any other entity, in respect of the Mortgage Loans;
(xvi) if applicable, relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series; (xvii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series, (xviii) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement or any cash flow agreement counter-party for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty; (xix) additional information with respect to the plan of distribution of such Series; (xx) whether the Offered Certificates of such Series will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository; (xxi) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing
20% or more of the aggregate principal balance of the Mortgage Loans in such Trust Fund, financial statements for such Mortgaged Properties as well as specific information with respect to such Mortgage Loans, Mortgaged Properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxii) if a Trust Fund contains a concentration of

Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the Mortgage Loans in such Trust Fund, selected financial information with respect to such Mortgaged Properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxiii) if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the Mortgage Loans in a specific geographic region; (xxiv) if applicable, additional financial and other information concerning individual Mortgaged Properties when there is a substantial concentration of one or a few Mortgage Loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such Mortgaged Properties; (xxv) if a Trust Fund contains a substantial concentration of one or a few Mortgage Loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of Mortgage Loans in such jurisdiction and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS;" and (xxvi) the rating assigned to each Class of Offered Certificates by the nationally recognized statistical rating organization or organizations identified therein.

                      ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Offered Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to the Seller at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention:
Prospectus Department.

      The Master Servicer or the Trustee will be required to mail to Holders of Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered Holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates upon request to their respective DTC participants. See "DESCRIPTION OF THE CERTIFICATES
- Reports to Certificateholders." The Seller will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Seller with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefor should be available at the Commission's site on the Web.

               INCORPORATION OF CERTAIN INFORMATION
                           BY REFERENCE

      All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates of a Series shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

                           RISK FACTORS

Commercial and Multifamily Lending Generally.

      Commercial and multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to- four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property, for example, laws which may require modifications to properties such as the Americans with Disabilities Act, and rent control laws in the case of multifamily mortgage loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" -- Certain Laws and Regulations," "-- Type of Mortgaged Property" and "-- Americans With Disabilities Act" herein.

      Unless otherwise specified in the related Prospectus Supplement, no new appraisals of the Mortgaged Properties will be obtained and no new valuations will be assigned to the Mortgage Loans by the Seller in connection with the offering of the Offered Certificates. It is possible that the market values of the Mortgaged Properties underlying a Series of Certificates will have declined since the origination of the related Mortgage Loans.

Limited Obligations.

      The Certificates of any Series will represent beneficial ownership interests solely in the assets of the related Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special Servicer or any other person. The related Agreement will provide that the Holders of the Certificates will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the related Mortgage Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the related Mortgage Loans, will be sufficient to make full and timely distributions on any Offered Certificates. Except to the extent described in the related Prospectus Supplement, neither the Offered Certificates nor the Mortgage Loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer.

Limited Liquidity.

      There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Offered Certificates.

Variability in Average Life of Offered Certificates.

      The payment experience on the related Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

      Certain of the Mortgage Loans may provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" in the related Prospectus Supplement for a description of the Prepayment Premiums and lockout periods, if any, for the Mortgage Loans underlying a Series of Certificates. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

      The extent to which the Master Servicer or Special Servicer, if any, forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. If a significant number of the related Mortgage Loans are foreclosed upon by the Master Servicer or Special Servicer, if any, and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of Offered Certificates may be shortened.

      Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have Balloon Payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Master Servicer or Special Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Master Servicer or Special Servicer in connection with legal actions relating to the Agreement or Certificates.

Certain Legal Aspects of the Mortgage Loans.

      Many of the legal aspects of the Mortgage Loans are governed by the laws of the jurisdiction in which the respective Mortgaged Properties are located (which laws may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some jurisdictions may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein. Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations.

      The Agreement for each Series generally will provide that an updated phase I environmental assessment be obtained with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes assuming ownership, control or management of the related Mortgaged Property until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the related Trust Fund will become liable for any environmental condition affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for environmental conditions.

      Under the laws of certain states, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property or a restriction on the right of the owner to transfer the Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what circumstances such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Considerations" herein.

Early Termination.

      The Trust Fund for a Series of Certificates may be subject to optional termination by the Master Servicer, the Special Servicer, if any, (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates might receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.

                            THE SELLER

      The Seller was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the Trust Funds.

      Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series. The Agreement (as defined below) for each Series will provide that the Holders of the Certificates for such Series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement.

      The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          USE OF PROCEEDS

      The Seller intends to apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to acquire the Mortgage Loans relating to such Series, to establish the Reserve Funds, if any, for the Series, to obtain other Credit Enhancement, if any, for the Series, to pay costs incurred in connection with structuring and issuing the Certificates and for general corporate purposes. Certificates may be exchanged by the Seller for Mortgage Loans.

                 DESCRIPTION OF THE CERTIFICATES*

      The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the related Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the related Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

      At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

General

      The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund created pursuant to the Agreement for such Series. The Trust Fund for each Series will

--------

* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a Series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

consist of the following, to the extent provided in the
Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement;
(ii) all payments on or collections in respect of the Mortgage Loans due on or after the date specified in the related Prospectus Supplement; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights, such as a Funding Note, as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include various forms of Credit Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Offered Certificates. See "CREDIT ENHANCEMENT." Such other assets, if any, will be described more fully in the related Prospectus Supplement.

      The Prospectus Supplement for any Series will describe any specific features of the transaction established in connection with the holding of the underlying Mortgage Pool. For example, if so indicated in the Prospectus Supplement, at the time the Mortgage Loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the Mortgage Loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the Mortgage Pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the Mortgage
Pool.

      If specified in the related Prospectus Supplement, Certificates of a given Series may be issued in a single Class or two or more Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans or realized losses on the underlying Mortgage Loans. Alternatively, or in addition, if so specified in the related Prospectus Supplement, Classes may be structured to receive principal payments in sequence. The related Prospectus Supplement may provide that each Class in a group of Classes structured to receive sequential payments of principal will be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such Classes. If so specified in the related Prospectus Supplement, a Class of Offered Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Offered Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement or may be offered in one or more transactions exempt from the registration requirements of the Act. Each Class of Offered Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

      The Prospectus Supplement for any Series including types of Classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of such Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

      The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however,
                                             --------  -------
that certain Classes of Offered Certificates may be subject to transfer restrictions described in the related Prospectus Supplement.

      If specified in the related Prospectus Supplement, the Offered Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement.

      If the Certificates of a Class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring such a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate except in the limited circumstances described in the related Prospectus Supplement. Instead, such Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such Certificates that are in book-entry form.

      If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of such a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry Certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry Certificates, may be limited due to the lack of a physical certificate for such book-entry Certificates.

      The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

      If the Offered Certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the Offered Certificates, will be recognized by the Seller and the Trustee as the owner of such Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

      Distributions of principal of and interest on the book-entry Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry Certificates that it represents.

      The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

      In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

Distributions on Certificates

      Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

      With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related

Prospectus Supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans (or amounts in respect thereof) received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

      The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Unless otherwise specified in the related Prospectus Supplement, losses on Mortgage Loans generally will be allocated after all proceeds of defaulted Mortgage Loans have been received by reducing the outstanding Certificate Principal Amount of the most subordinate outstanding Class of Certificates. If specified in the related Prospectus Supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related Prospectus Supplement for any Series of Certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the Classes of Certificates.

Accounts

      It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

      It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement (other than in respect of principal of, or interest on, the Mortgage Loans due on or before the Cut-Off Date): (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related Mortgage Loans; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor); (9) any Advance made by the Master Servicer that is required to be deposited therein pursuant to the Agreement; and (10) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer, if any, will be required to remit immediately to the Master Servicer for deposit in the Collection Account any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) to the extent specified in the related Prospectus Supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and
(iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

      The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related Prospectus Supplement (the "Master Servicer Remittance Date"). Unless otherwise set forth in the related Prospectus Supplement, the income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

      It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the
"REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement) and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

      The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the related Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

      Unless otherwise specified in the related Prospectus
Supplement, "Permitted Investments" will consist of one or more of the following:

      (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;

      (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

      (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and /or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

      (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

      (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

      (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

      (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

      (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment, subject to such limitations, if any, as are provided in the related Agreement;

      (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

      (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

      (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency; provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

      As described in the related Prospectus Supplement, for a Series of Certificates where the underlying Mortgage Loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

Amendment

      The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii) to maintain the rating or ratings assigned to the Certificates by a Rating Agency or (iv) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that any such amendment pursuant to clause
(iv) above will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, or as otherwise specified in the Agreement and the related Prospectus Supplement, adversely affect in any material respect the interests of any Certificateholder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or a FASIT, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that any of the Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC or FASIT provisions of the Code.

      The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related
Agreement.

Termination

      Unless otherwise specified in the related Prospectus Supplement, the obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under certain circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the related Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

      Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related Prospectus Supplement, which may include the following information, if applicable:

      (i) a Distribution Date Statement that provides, among other things, standard information as to principal and interest distributions, Certificate Principal Amounts, Advances and
Scheduled Principal Balances of the Mortgage Loans;

      (ii) a Mortgage Loan Status Report, which provides updated information regarding the Mortgage Loans and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

      (iii) a Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for certain Mortgage Loans;

      (iv) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO Properties;

      (v) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;

      (vi) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially Serviced Mortgage Loans;

      (vii) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and

      (viii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially Serviced
Mortgage Loans.

The Trustee

      The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified in the related Prospectus
Supplement.

                         THE MORTGAGE POOLS

General

      Each Mortgage Pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a "Mortgage Loan."

      Mortgage Loans will be of one or more of the following types:

           1.   Mortgage Loans with fixed interest rates;

           2.   Mortgage Loans with adjustable interest rates;

           3. Mortgage Loans with principal balances that fully amortize over their remaining terms to maturity;

           4. Mortgage Loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

           5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

           6. Mortgage Loans that provide for recourse against the other assets of the related Borrowers; and

           7. any other types of Mortgage Loans described in the related Prospectus Supplement.

      Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage

Loans may provide for payment of interest in advance rather than in arrears.

      Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

      Certain Mortgage Loans may provide for "equity participations" which, as specified in the related Prospectus Supplement, may or may not be assigned to the Trust Fund. If so specified in the related Prospectus Supplement, the Mortgage Loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback will be deposited by the Seller into an escrow account held by the Trustee unless otherwise specified in the related Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

      Unless otherwise specified therein, the Prospectus Supplement relating to each Series will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans and the largest, smallest and average principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans and the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the original and remaining terms to stated maturity of the Mortgage Loans and the seasoning of the Mortgage Loans; (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the Mortgage Loans; (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the Mortgage Loans; (vii) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (ix) the debt service coverage ratios relating to the Mortgage Loans; (x) information with respect to the prepayment provisions, if any, of the Mortgage Loans; (xi) information as to the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions; and (xii) payment delinquencies, if any, relating to the Mortgage Loans. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage

Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller may disclose the above-specified information by Mortgage Loan Group. In the event that the Mortgage Loans consist of financial leases or Installment Contracts, the related Prospectus Supplement will provide appropriate specific information analogous to that described above.

      The Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

      Unless otherwise indicated in the related Prospectus Supplement, the Mortgage Loans in the Mortgage Pool underlying the Certificates of a Series will be newly-originated or seasoned Mortgage Loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such Mortgage Loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Mortgage Pool may also differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool.

      The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Mortgage Pool and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Mortgage Pool.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates of each Series, the Seller will cause the Mortgage Loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all payments due on or with respect to such Mortgage Loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

      In addition, except to the extent otherwise specified in the related Prospectus Supplement, the Seller will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of Mortgage Loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

      The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related Mortgage Loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Responsible Party cannot cure such defect within the time period specified in such Prospectus Supplement, the Responsible Party will be obligated to either substitute the affected Mortgage Loan with a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this substitution or purchase obligation will constitute the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

      The related Prospectus Supplement will describe procedures for the review and holding of Mortgage Loans in the case of a structure using a Funding Note.

Representations and Warranties

      To the extent specified in the related Prospectus Supplement, the Responsible Party with respect to each Mortgage Loan will have made certain representations and warranties in respect of such Mortgage Loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the Mortgage Loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related Prospectus Supplement. Upon the discovery of the breach of any such representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such Prospectus Supplement, to replace the affected Mortgage Loan with a Substitute Mortgage Loan or Loans or to repurchase such Mortgage Loan at a price specified therein, expected to be generally equal to the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Seller has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the per annum interest rate applicable for the related Mortgage Loan (the "Mortgage Rate"), to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement and subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by the Responsible Party or the Seller.

      The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

      Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the Mortgage Pool underlying a Funding
Note) but which do not conform in one or more respects to the description thereof contained in the related Prospectus

Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will
(i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

      If so specified in the related Prospectus Supplement, other entities may also make representations and warranties with respect to the Mortgage Loans included in a Mortgage Pool. Unless otherwise specified in such Prospectus Supplement, such other entity will have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller.

                  SERVICING OF THE MORTGAGE LOANS

General

      The Prospectus Supplement related to a Series will identify the master servicer (the "Master Servicer") to service and administer the Mortgage Loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer may have other business relationships with the Seller and its affiliates.

      If so specified in the related Prospectus Supplement, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which Mortgage Loans will become Specially Serviced Mortgage Loans will be set forth in such Prospectus Supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the Borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below; (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related Prospectus Supplement; and (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure. The Special Servicer may have other business relationships with the Seller and its affiliates.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers. Such sub-servicers may have other business relationships with the Seller and its affiliates.

Servicing Standards

      The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the Classes of the related Series of Certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the Mortgage Loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

Operating Advisor

      If so specified in the related Prospectus Supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related Prospectus Supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor;
(iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

      The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

      It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for the servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

Insurance

      Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer also will maintain or require the related Borrower to maintain in accordance with the related Mortgage flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount specified in the related Prospectus Supplement and expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. Unless otherwise specified in the related Prospectus Supplement, the cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund unless otherwise specified by the related Prospectus Supplement. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

      In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

      In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost
                --------  -------
will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

      Unless otherwise specified in the related Prospectus
Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each payment of interest on a Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount or method of calculating such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

      In addition, the Agreement for a Series may provide that the Master Servicer will be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

      Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

      The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the Prospectus Supplement for the related Series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related Prospectus Supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related Prospectus Supplement.

Advances

      The related Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. In the event that the Master Servicer determines that it is required to make an Advance, it will, on or prior to the related Distribution Date, deposit in the account specified in the Prospectus Supplement an amount equal to such Advance. Any funds thus advanced, including Advances previously made that the Master Servicer determines are not ultimately recoverable, are reimbursable to the Master Servicer from amounts in the Collection Account to the extent and in the manner described in the related Prospectus Supplement.

      If a Borrower makes a principal payment between scheduled payment dates, the Borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.

Modifications, Waivers and Amendments

      If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

      Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the

Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement. The ability of the Special Servicer to modify, waive or amend the terms of any Mortgage Loan may be subject to such additional limitations, including approval requirements, as are set forth in the related Prospectus Supplement.

      Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan or has made such other determination described in the related Prospectus Supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

      The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans, including, without limitation, requirements for the approval of an Operating Advisor.

Evidence of Compliance

      The Agreement for each Series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

      In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a Series of Certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

Certain Matters With Respect to the Master Servicer, the Special
Servicer and the Trustee

      Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor
          --------  -------
the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and, unless otherwise provided in the related Prospectus Supplement, will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

      Unless otherwise provided in the related Prospectus Supplement, neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

      Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the related Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

Events of Default

      Unless otherwise provided in the related Prospectus Supplement, events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each Series will include: (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the

Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement; (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted; (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be; (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

      As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement at the written direction of the Holders of Certificates holding at least the percentage specified in the Prospectus Supplement of all of the Voting Rights of the Class or Classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                        CREDIT ENHANCEMENT

General

      If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Credit Enhancement"). Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

      If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

      A Series may include one or more Classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series also may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

      If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each backing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one Mortgage Loan Group prior to distributions on Subordinate Certificates backed by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Letter of Credit

      If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "Letter of Credit Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

Certificate Guarantee Insurance

      If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Reserve Funds

      If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Seller may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds also may be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Seller, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such

Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                           SWAP AGREEMENT

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such Series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement.

      Interest Rate Swap. In an interest rate swap, the Trust
Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

      Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

      Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

      Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor.
One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                        YIELD CONSIDERATIONS

General

      The yield to maturity on any Class of Offered Certificates will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of any delinquencies and losses incurred by such Class, the rate and timing of payments of principal on the Mortgage Loans, and the amount and timing of recoveries and Insurance Proceeds from REO Mortgage Loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the Mortgage Loans, the timing of principal payments (particularly Balloon Payments) on the related Mortgage Loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by Borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the Mortgage Loans will tend to shorten the weighted average lives of each Class of Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of each Class of Certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans.

Prepayment and Maturity Assumptions

      The related Prospectus Supplement may indicate that the related Mortgage Loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include Mortgage Loans that have significant restrictions on the ability of a Borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the Mortgage Loans will affect the weighted average life of the Offered Certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying Note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the Mortgage Loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions."

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield on one or more Classes of the Certificates of such Series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

      The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in any Prospectus Supplement, unless otherwise indicated therein, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

      There can be no assurance that the Mortgage Loans will prepay at any rate mentioned in any Prospectus Supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment can be expected to increase.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all jurisdictions in which the properties securing the Mortgage Loans are situated. In the event that the Trust Fund for a given Series includes Mortgage Loans having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.

Mortgages and Deeds of Trust Generally

      The Mortgage Loans (other than financial leases and Installment Contracts) included in the Mortgage Pool for a Series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

      Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording does not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See " --Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Installment Contracts

      The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this

Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Financial Leases

      The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.

Rights of Mortgagees or Beneficiaries

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an " obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and /or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/ lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower- trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

      Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

State Law Limitations on Lenders

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

      Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

Environmental Risks

      Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

      Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to

CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

      Except as otherwise specified in the related Prospectus
Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

Rights of Redemption

      In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular Series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

Junior Mortgages; Rights of Senior Mortgagees

      The Mortgage Pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

Anti-Deficiency Legislation; Bankruptcy Laws

      Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the

Bankruptcy Code by or on behalf of such a "wraparound" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wraparound" mortgage.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. In addition, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of bankruptcy or as of the date of the confirmation of the plan. In all cases, to the extent the value of the security exceeds the debt, the secured creditor is entitled to the value of its security and post-petition interest, plus reasonable atttorneys' fees and costs to the extent provided in the mortgage or deed of trust and allowed by the bankruptcy court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      Bankruptcy courts, in the exercise of their equitable powers, also have the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil." Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first entity and the rights of creditors of the first entity may be impaired in the fashion set forth above regarding ordinary bankruptcy principles. The application of any of these doctrines to a Borrower under a Mortgage Loan in the context of the bankruptcy of one or more of its affiliates could adversely affect the rights of the holders.

Statutory Liabilities

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

      Prepayment Provisions

      Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a


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


condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees may not necessarily deter Borrowers from prepaying their Mortgage
Loans.

      Due-on-Sale Provisions

      The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

      Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      Acceleration on Default

      Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

      Soldiers' and Sailors' Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

      Forfeitures in Drug and RICO Proceedings

      Federal law permits the government to seize real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

      The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.

Applicability of Usury Laws

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

      Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty will be assigned to the Trust Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. Unless otherwise provided in the related Prospectus Supplement, if this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not cured within the period of time specified in the related Prospectus Supplement, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS--Representations and Warranties."

      The Agreement for each Series will provide that the Master
Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Leases and Rents

      Some of the Mortgage Loans included in the Mortgage
Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and /or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Secondary Financing; Due-on-Encumbrance Provisions

      Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Type of Mortgaged Property

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                 FEDERAL INCOME TAX CONSEQUENCES

General

      The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

      For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans and Installment Contracts, and the term "Owner" will refer to the beneficial owner of a Certificate. In the event that the Mortgage Pool for any Series of Certificates consists of financial leases or the Trust Fund enters into a Swap Agreement, the related Prospectus Supplement will describe any additional or different federal income tax consequences of purchasing, owning and disposing of such Certificates.

REMIC Elections

      Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

      If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

      The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

      The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

      Tax Opinion.

      Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

      Status of Certificates.

      The Certificates will be:

      -   ASSETS DESCRIBED IN CODE SECTION 7701(A)(19)(C); AND

      -   "REAL ESTATE ASSETS" UNDER CODE SECTION 856(C)(5)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety. The Regular Certificates will also qualify as "permitted assets" under Section 860L (c) of the Code.


      The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.


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


      Income from Regular Certificates.

      General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

      On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

      Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

      The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of accrual certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates-Variable Rate Regular Certificates".

      With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Prospectus Supplement.

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed


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


based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

      The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                       PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;
Dist = distributions made during the period includable in the stated redemption price at maturity; and
PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

      Assuming the Regular Certificates have monthly Distribution Dates, original issue discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

      The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

      If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

      Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

      Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

      In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

      An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

      Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

      Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

      Premium. A Regular Certificate, other than an accrual certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

      Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

      Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest,
(2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

      A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

      In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Because no guidance has been provided with regard to types of variable rate interests other than VRDIs, until further guidance with regard to such variable rate Regular Certificates is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

      Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of Subordinated Certificates may instead be distributed on other, more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner eventually will be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

      Income from Residual Certificates.

      Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

      The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

      If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier REMIC to the Upper- Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests can not be treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

      A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

      A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

      Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

      Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, increased by the amount of daily accruals on the Certificate for all prior quarters, and decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion.

The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

      Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

      Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

      Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

      Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

      Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

      In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 (the "Mark to Market Regulations") relating to the requirement that a dealer mark certain securities to market. The Mark to Market Regulations provide that a residual interest is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

      THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO,

A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

      Sale or Exchange of Certificates.

      An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

      Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

      A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

      Except as provided in Treasury regulations, the wash sale rules of Code Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

      Taxation of Certain Foreign Investors.

      Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person and provided further, with respect to interest income from a Regular Certificate (including original issue discount), that such interest is not "contingent". If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

      The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S.
persons have the authority to control all of the trust's substantial decisions.

      Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

      With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

      Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

      Transfers of Residual Certificates.

      Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

      Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless
(i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

      If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

      For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

          Certain additional rules apply to "electing large partnerships." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for the purposes of the tax on pass-thru entities described above. The exception to such tax which is described above with respect to pass-thru entities that collect affidavits from their record holders is not available to electing large partnerships.

      Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

      (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

      (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment
Assumption.

      The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

      In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

      Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

      (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

      (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

      The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

      Servicing Compensation and Other REMIC Pool Expenses.

      Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

      In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

      Reporting and Administrative Matters.

      Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

      The Trustee or its agent will sign and file federal income tax returns for each REMIC Pool. To the extent allowable and if so specified in the related Prospectus Supplement, the Seller will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Seller will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

      An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

      Non-REMIC Certificates.

     If no REMIC election is made, the Trust Fund may either elect to be treated as a "financial asset securitization investment trust" ("FASIT") or qualify as a grantor trust. The Prospectus Supplement for either Series of Certificates for which no REMIC election is made will address the material federal income tax consequences of an investment in such Certificates.


                     STATE TAX CONSIDERATIONS

      In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                       ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans.

      Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

      Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

      The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any Certificates, such plan assets would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

Unrelated Business Taxable Income -- Residual Interests

      The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES--Income from Residual Certificates" and "--Transfers of Residual Certificates."

      DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

      THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                          LEGAL INVESTMENT

The Secondary Mortgage Market Enhancement Act

      The Prospectus Supplement for each Series will identify those Classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      A Class or Classes of Certificates of a Series will constitute "mortgage related securities" ("SMMEA Certificates") for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators as specified in SMMEA. As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states are authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, investors affected by any such state legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest that was made, and shall not require the sale or disposition of any securities acquired, prior to such state legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include, among other things, certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letters to Credit Unions Nos. 96, 139 and 169, regarding investments in mortgage related securities. The NCUA has adopted rules which prohibit federal credit unions or corporate credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated February 3, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve

System, the FDIC, the OCC, the Office of Thrift
Supervision and the NCUA, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including Securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. In October 1997, these five federal regulators, acting jointly through the Federal Financial Institutions Examination Council, solicited public comment on a proposal to rescind the specific restrictions of the Policy Statement and substitute a proposed new policy statement on investment securities and derivatives activities, containing broader guidance on managing risks of investment activities, including mortgage related securities. There can be no assurance as to whether or when these regulators may take such action or, if so, how this might affect a depository institution's ability to invest in any Certificates.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN
DETERMINING WHETHER, AND TO WHAT EXTENT, THE CERTIFICATES
CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS.

      Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, no representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

The Appraisal Regulations

      Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies and their non-bank subsidiaries, state-chartered banks that are members of the Federal Reserve System, national banks, state-chartered banks that are not members of the Federal Reserve System and savings associations, respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

      No assurance can be given that each of the underlying Mortgage Loans in a Mortgage Pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the Prospectus Supplement with respect to appraisals on the Mortgage Loans underlying each Series of Certificates. However, such information may not be available on every Mortgage Loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular Series of Certificates.

                       PLAN OF DISTRIBUTION

      The Certificates offered hereby and by means of the related Prospectus Supplements will be offered through one or more of the methods described below. The Prospectus Supplement with respect to each such Series of Certificates will describe the method of offering of such Series of Certificates, including the initial public offering or purchase price of each Class of Certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

      The Offered Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

      1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable Prospectus
Supplement;

      2. By placements by the Seller with investors through dealers; and

      3.   By direct placements by the Seller with investors.

      Unless otherwise specified in the related Prospectus Supplement, if underwriters are used in a sale of any Offered Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the related Prospectus Supplement and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of Goldman, Sachs & Co. See 'The Seller' herein. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, if specified in the Prospectus Supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made in respect thereof.

      In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      If specified in the Prospectus Supplement relating to a Series of Certificates, a holder of one or more Classes of Offered Certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this Prospectus and a related Prospectus Supplement, such Classes directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of Certificates by unaffiliated parties will be set forth on the cover of the Prospectus Supplement applicable to such Certificates and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement, and the Prospectus Supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

      If the Certificates of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such Certificates. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

      The place and time of delivery for each Series of Certificates offered hereby and by means of the related
Prospectus Supplement will be set forth in the Prospectus
Supplement with respect to such series.

                          LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton or by other counsel identified in the related
Prospectus Supplement.

      No dealer, salesman or other
person has been authorized to give
any information or to make any
representations in connection
with this offering other than
those contained in this Prospectus
Supplement and the Prospectus
and, if given or made, such
information or representation
must not be relied upon as having               -----------------------
been authorized. This Prospectus
Supplement and the Prospectus do
not constitute an offer to sell
or a solicitation of an offer to                GS MORTGAGE SECURITIES
buy any of the Securities in any                    CORPORATION II
state to any person to whom it                          Seller
is unlawful to make such offer.
The delivery of this Prospectus
Supplement and the Prospectus at
any time does not imply that
information herein or therein
is correct as of any time
subsequent to the date hereof
or thereof.

 -------------
                                                  Commercial Mortgage
INDEX                                         Pass-Through Certificates,
PROSPECTUS SUPPLEMENT                                Series 199_-_
Page
Summary of Terms    ............. S-3
Risk Factors.....................S-15
Description of the Mortgage
  Pool and the Underlying
  Mortgaged Properties...........S-20
The Originator...................S-33
Description of the Certificates..S-33
Servicing of the Mortgage Loans..S-43
[Credit Enhancement..............S-49]           Goldman, Sachs & Co.
Yield, Prepayment and Maturity
  Considerations.................S-49
The Agreement....................S-57
Certain Legal Aspects of the
  Mortgage Loans.................S-60
Federal Income Tax Consequences..S-61
ERISA Considerations.............S-62
Legal Investment Considerations..S-62
Use of Proceeds..................S-62
Plan of Distribution.............S-62
Legal Matters....................S-63
Ratings..........................S-63
Mortgage Loan Schedule........Annex A
Representations and
  Warranties..................Annex B



      PROSPECTUS

Prospectus Supplement.............. 2
Additional Information............. 3
Incorporation of Certain
  Information by Reference......... 4
Risk Factors ...................... 4
The Seller......................... 8
Use of Proceeds ................... 8
Description of the Certificates.... 9
The Mortgage Pools.................19
Servicing of the Mortgage Loans....24
Credit Enhancement ................32
Swap Agreement.....................36
Yield Considerations ..............36
Certain Legal Aspects of the
Mortgage Loans.....................38
Federal Income Tax Consequences....58
State Tax Considerations ..........72
ERISA Considerations ..............72
Legal Investment...................75
Plan of Distribution...............78
Legal Matters .....................80

**********************************************************************
*  Information contained herein is subject to completion or          *
*  amendment. A registration statement relating to these securities  *
*  has been filed with the Securities and Exchange Commission. These *
*  securities may not be sold nor may offers to buy be accepted      *
*  prior to the time the registration statement becomes effective.   *
*  This prospectus shall not constitute an offer to sell or the      *
*  soliciation of an offer to buy nor shall there be any sale of     *
*  these securities in any State in which such offer, solicitation   *
*  or sale would be unlawful prior to registration or qualification  *
*  under the securities laws of any such State.                      *
**********************************************************************


                                    [Alternate Prospectus Cover]

 SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 25, 1997

-----------------------------------------------------------------
                           PROSPECTUS
-----------------------------------------------------------------

              GS MORTGAGE SECURITIES CORPORATION II
                              Seller
                 Commercial Mortgage Pass-Through
                Certificates (Issuable in Series)


           GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

           Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become

Specially Serviced Mortgage Loans (as described in such
Prospectus Supplement) will be serviced by a Special Servicer identified therein.

           The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

           The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a financial asset securitization investment trust ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

           THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE 4 HEREIN. THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS OF OFFERED CERTIFICATES POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

           THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS PURCHASE PRICE, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. MORTGAGE LOAN PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

           -    FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE
                THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING
                ANY INTEREST-ONLY CLASSES, PURCHASED AT A PREMIUM
                OVER THEIR PRINCIPAL AMOUNTS.

           -    SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE
                THE YIELDS OF OFFERED CERTIFICATES, INCLUDING ANY
                PRINCIPAL-ONLY CLASSES, PURCHASED AT A DISCOUNT
                TO THEIR PRINCIPAL AMOUNTS.

           -    SMALL DIFFERENCES IN THE ACTUAL CHARACTERISTICS
                OF THE MORTGAGE LOANS CAN AFFECT THE WEIGHTED
                AVERAGE LIVES AND YIELDS OF THE OFFERED
                CERTIFICATES.

           SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS
PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

                           ------------

           This Prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates related to certain market-making transactions, at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or as agent in such transactions. See "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement.

           This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus
Supplement.

           THE DATE OF THIS PROSPECTUS IS _______ __, 199_.

                            [Alternative Plan of Distribution Section]

                       PLAN OF DISTRIBUTION

           This Prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

           The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee (actual).....    $ 304
          Trustee's Fees and Expenses.......      *
          Legal Fees and Expenses...........      *
          Accounting Fees and Expenses......      *
          Printing and Engraving............      *
          Rating Agency Fees................      *
          Miscellaneous.....................      *
                                               -----------
            Total......................         $ *


-------------
*    To be completed by amendment.


Item 15.  Indemnification of Directors and Officers.

           The Certificate of Incorporation, as amended, of GS Mortgage Securities Corporation II (the "Seller") provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee.

Item 16.  Exhibits.

           *1.1    --    Form of Underwriting Agreement
           *3.1    --    Certificate of Incorporation of
                         GS Mortgage Securities Corporation II,
                         as amended
           *3.2    --    Bylaws of GS Mortgage Securities Corporation II
           *4.1    --    Form of Pooling and Servicing Agreement
          **5.1    --    Opinion of Cleary, Gottlieb, Steen & Hamilton
                         as to legality
          **8.1    --    Opinion of Cleary, Gottlieb, Steen & Hamilton
                         as to tax matters
         **23.1    --    Form of Consent of Cleary, Gottlieb, Steen
                         & Hamilton (incorporated in Exhibits 5.1 and 8.1)
           24.1    --    Power of Attorney (See page II-4 herein)

--------------

*    Filed as an exhibit to the Seller's Registration Statement
     (No. 33-99774) on Form S-3 and incorporated herein by reference.
**   To be filed by amendment.

Item 17.  Undertakings.

           A.  Undertaking in respect of indemnification.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           B.  Undertaking pursuant to Rule 415.

           The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           C.   Undertaking pursuant to Item 512(b) of Regulation S-K.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 25, 1997.

                            GS MORTGAGE SECURITIES CORPORATION II


                            By: /s/ Marvin J. Kabatznick
                               ---------------------------------
                                     Marvin J. Kabatznick
                                     Chief Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin J. Kabatznick and P. Sheridan Schechner and each of them, his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 25, 1997.

Signature                          Title


/s/ Marvin J. Kabatznick           Chief Executive Officer and Director
------------------------------
  Marvin J. Kabatznick


/s/ Douglas W. Gester              Vice President and Chief
------------------------------      Financial Officer
  Douglas W. Gester


/s/ P. Sheridan Schechner          Vice President
------------------------------      and Director
  P. Sheridan Schechner


/s/ Douglas C. Fuge                Treasurer
------------------------------
  Douglas C. Fuge


/s/ David A. Viniar                Director
------------------------------
  David A. Viniar


/s/ Michael B. Rogers              Secretary
------------------------------
  Michael B. Rogers


/s/ Steven T. Mnuchin              Director
------------------------------
  Steven T. Mnuchin

                          EXHIBIT INDEX

       Exhibits          Description
       --------          -----------
           *1.1    --    Form of Underwriting Agreement.
           *3.1    --    Certificate of Incorporation of
                         GS Mortgage Securities Corporation II,
                         as amended.
           *3.2    --    Bylaws of GS Mortgage Securities Corporation II.
           *4.1    --    Form of Pooling and Servicing Agreement.
          **5.1    --    Opinion of Cleary, Gottlieb, Steen & Hamilton
                         as to legality.
          **8.1    --    Opinion of Cleary, Gottlieb, Steen & Hamilton
                         as to tax matters.
         **23.1    --    Form of Consent of Cleary, Gottlieb, Steen
                         & Hamilton (included as part of Exhibits 5.1
                         and 8.1).
           24.1    --    Power of Attorney (See page II-4 herein).
--------------

*    Filed as an exhibit to the Seller's Registration Statement
     (No. 33-99774) on Form S-3 and incorporated herein by reference.
**   To be filed by amendment.